SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CAMAC ENERGY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 29, 2010
June 16, 2010

Dear Stockholder:

On behalf of the Board of Directors of CAMAC Energy Inc. (formerly Pacific Asia Petroleum, Inc.) (the “Company”), I invite you to attend our 2010 Annual Meeting of Stockholders.  We hope you can join us.  The annual meeting will be held:

At:	Millenium Hilton 55 Church Street New York, New York 10007

On:	July 29, 2010

Time:	2:00 p.m., local time

 The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2009 Annual Report accompany this letter.

At the Annual Meeting, we will report on important activities and accomplishments of the Company and review the Company’s financial performance and business operations.  You will have an opportunity to ask questions and gain an up-to-date perspective on the Company and its activities.  You will also have an opportunity to meet the directors and other key executives of the Company.

As discussed in the enclosed Proxy Statement, the Annual Meeting will also be devoted to the election of directors, the ratification of the appointment of the Company’s auditors and consideration of any other business matters properly brought before the Annual Meeting.

We know that many of our stockholders will be unable to attend the meeting.  We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Annual Meeting.  Whether or not you plan to attend, please take the time now to read the Proxy Statement and vote online or, if you prefer, by casting your vote via mail, telephone, or any other method permitted by the voting instructions that accompany this Proxy Statement.  You may revoke your proxy at any time before it is exercised.  Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

If you have any questions about the Proxy Statement, please contact Clark Moore, Corporate Counsel and Secretary, at (415) 685-5622.

Thank you for your continuing interest in CAMAC Energy Inc.  We look forward to seeing you at our Annual Meeting.

Frank C. Ingriselli
Chief Executive Officer and President

CAMAC ENERGY INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 16, 2010

To the Stockholders of CAMAC Energy Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of CAMAC Energy Inc. (formerly Pacific Asia Petroleum, Inc.), a Delaware corporation (the “Company”), will be held on Thursday, July 29, 2010, at 2:00 p.m., local time, at the Millenium Hilton, 55 Church Street, New York, New York 10007, for the following purposes:

1.
To elect seven persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.	To ratify the selection by the Audit Committee of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Only stockholders of record at the close of business on June 14, 2010 are entitled to notice and to vote at the Meeting and any adjournment.  In accordance with the rules of the Securities and Exchange Commission (the “SEC”), on or before June 16, 2010, we will send our Notices of Internet Availability of Proxy Materials (and, to the extent required or appropriate, full sets of proxy materials) to the record and beneficial owners of our common stock as of the close of business on the Record Date.  In accordance with the SEC’s rules, we will also post all of our proxy materials at the website address(es) specified in our Notices of Internet Availability of Proxy Materials no later than June 16, 2010.

A Proxy Statement describing the matters to be considered at the Meeting is attached to this Notice.  Our 2009 Annual Report accompanies this Notice, but it is not deemed to be part of the Proxy Statement.

It is important that your shares are represented at the Meeting.  We urge you to review the attached Proxy Statement and, whether or not you plan to attend the Meeting in person, please vote your shares promptly by casting your vote via the Internet, by telephone, or by facsimile if permitted by the voting instructions sent to you, or, if you receive a full set of proxy materials or request one be sent to you, and prefer to submit your proxy or voter instructions by mail, please complete and return your proxy card or voting instruction form in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States.

If you plan to attend the Meeting, please notify us of your intentions.  This will assist us with meeting preparations.  If your shares are not registered in your own name and you would like to attend the Meeting, please follow the instructions contained in the Notice of Internet Availability of Proxy Materials that is being sent to you and any other information forwarded to you by your broker, trust, bank, or other holder of record to obtain a valid proxy from it.  This will enable you to gain admission to the Meeting and vote in person.

By order of the Board of Directors,

June 16, 2010
Frank C. Ingriselli
Chief Executive Officer and President

250 East Hartsdale Ave., Suite 47
Hartsdale, New York 10530
(914) 472-6070
_________________

PROXY STATEMENT
___________________

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of CAMAC Energy Inc. (formerly Pacific Asia Petroleum, Inc.), a Delaware corporation (the “Company,” “CAMAC Energy,” or “we”), for the 2010 Annual Meeting of Stockholders (the “Meeting”).  The Meeting is to be held at 2:00 p.m., local time, on Thursday, July 29, 2010, and at any adjournment or adjournments thereof, at the Millenium Hilton, 55 Church Street, New York, New York 10007.

The date on which the Proxy Statement and form of proxy are intended to be sent or made available to stockholders is June 16, 2010.

The purpose of the Meeting is to seek stockholder approval of two proposals:  (i) electing seven directors to the Board; and (ii) ratifying the appointment of the Company’s accountants for fiscal year 2010.

Who May Vote

Only stockholders of record of our common stock, $.001 par value (the “Common Stock”), as of the close of business on June 14, 2010 (the “Record Date”) are entitled to notice and to vote at the Meeting and any adjournment or adjournments thereof.

A list of stockholders entitled to vote at the Meeting will be available at the Meeting, and will also be available for ten days prior to the Meeting, during office hours, by contacting our Corporate Secretary at the executive offices of the Company at:

Corporate Secretary
CAMAC Energy Inc.
250 East Hartsdale Ave., Suite 47
Hartsdale, New York 10530

The presence at the Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum.  Votes cast by proxy or in person at the Meeting will be tabulated by an Inspector of Elections appointed for the Meeting. Should you submit a proxy, even though you abstain as to one or more proposals, or you are present in person at the Meeting, the Inspector of Elections will treat abstentions as shares that are present for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. The Company has designated Issuer Direct Corporation, the Company’s proxy management service, as the Inspector of Elections for the Meeting.

Broker “non-votes” are not included for the purposes of determining whether a quorum of shares is present at the Meeting.  A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

As of the Record Date, we had issued and outstanding 143,897,704 shares of Common Stock.   Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Meeting.  No other class of voting securities was then outstanding.

Voting Your Proxy

You may vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials that is being sent to you.  If you have received printed copies of the proxy materials by mail, or if you request printed copies of the proxy materials by mail by following the instructions on the Notice of Internet Availability of Proxy Materials sent to you, you can also vote by mail by completing, dating, and signing the proxy or voting instruction form and mailing it in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States.  You may submit your vote over the Internet, telephone or any other proxy method permitted by your proxy instructions until 11:59 pm (Eastern) on July 28, 2010.  If you vote by mail, please be aware that we can recognize your vote only if we receive it by close of business of the day before the Annual Meeting.

Voting by telephone is not available to persons outside of the United States.  Complete instructions for voting by any of the above methods are included on your proxy card or voting instruction form, which are available under the methods described in the Notice of Internet Availability of Proxy Materials sent to you.  If your shares are held through a broker, trust, bank or other nominee, you should refer to information forwarded to you by such holder of record for your voting options.

The shares represented by any proxy duly given will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will not be voted with respect to the election of the nominees for director set forth herein (unless you are a registered holder, in which case the shares will be voted FOR the nominees for director set forth herein), and FOR ratification of RBSM LLP as the Company’s independent registered public accounting firm.

Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters.  Under Proposal 1 (Election of Directors), the seven candidates for election as directors at the Meeting are uncontested.  In uncontested elections, directors are elected by plurality of the votes cast at the meeting.  Proposal 2 (Ratification of Independent Auditors) requires the vote of a majority of the shares present in person or by proxy at the Meeting for approval.

Shares which abstain or which are withheld from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of or against such matter, and will also not be counted as shares voting on such matter.  Accordingly, abstentions, withheld votes, and “broker non-votes” will have no effect on the voting on matters (such as the election of directors, and the ratification of the selection of the independent registered public accounting firm) that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter.   Brokers are permitted, but not required, to use discretionary authority to vote shares on routine matters such as the ratification of the selection of the independent registered public accounting firm, but are not permitted to use discretionary authority to vote shares on non-routine matters such as the election of directors.

You may also vote in person at the meeting.  Instructions for voting in person are included in the Notice of Internet Availability of Proxy Materials sent to you.  If your shares are held through a broker, trust, bank, or other nominee, please refer to the Notice of Internet Availability of Proxy Materials sent to you and any other information forwarded to you by such holder of record to obtain a valid proxy from it.  If your shares are held this way, you will need to bring your legal proxy with you to the Annual Meeting in order to vote in person.

Stockholders have no cumulative voting rights or dissenter’s or appraisal rights relating to the matters to be acted upon at the Annual Meeting.

Revoking Your Proxy

Even if you submit a proxy or voter instructions, you may revoke and change your vote. You may revoke your proxy or voter instructions by submitting a new proxy or voter instructions over the Internet by using the procedure to vote your shares online described in the Notice of Internet Availability of Proxy Materials that you receive.  You may also revoke your proxy by mail by requesting a copy be sent to you, executing a subsequently-dated proxy or voter instructions card, and mailing it in the pre-addressed envelope, which requires no additional postage if mailed in the United States.  You may also revoke your proxy by your attendance and voting in person at the Annual Meeting by following the instructions to vote in person that have been sent to you.  Mere attendance at the meeting will not revoke a proxy or voter instructions.  We will vote the shares in accordance with the directions given in the last proxy or voter instructions submitted in a timely manner before the Annual Meeting.  You may revoke your vote over the Internet until 11:59 pm (Eastern) on July 28, 2010.  If you revoke your vote by mail, please be aware that we can recognize the revoked vote only if we receive it by close of business of the day before the Annual Meeting.

If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous Meeting.

You are requested, regardless of the number of shares you own or your intention to attend the Meeting, to vote your shares as described above.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company, who will receive no extra compensation therefore, may solicit proxies personally or by telephone.  The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of the Company’s 2009 Annual Report, this Proxy Statement, and/or Notice of Internet Availability of Proxy Materials, as applicable, will be delivered to an address where two or more stockholders reside with the same last name or whom otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the 2009 Annual Report, this Proxy Statement, and/or Notice of Internet Availability of Proxy Materials, as applicable, upon such request.  If you share an address with at least one other stockholder, currently receive one copy of our Annual Report, Proxy Statement, and/or Notice of Internet Availability of Proxy Materials at your residence, and would like to receive a separate copy of our Annual Report, Proxy Statement, and Notice of Internet Availability of Proxy Materials for future stockholder meetings of the Company, please follow the instructions for requesting materials indicated on the Notice of Internet Availability of Proxy Materials sent to your residence and specify this preference in your request.

If you share an address with at least one other stockholder and currently receive multiple copies of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, and you would like to receive a single copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, please follow the instructions for requesting materials indicated on the Notice of Internet Availability of Proxy Materials that is addressed to you and specify this preference in your request.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the Company’s officers or directors have any interest in any of the matters to be acted upon, except to the extent that a director is named as a nominee for election to the board of directors.

No Adverse Interests of Officers or Directors

None of the Company’s executive officers or directors is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Directors and Executive Officers

Set forth below are the names of our current directors, officers and significant employees, their ages, all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years.

Executive Officers and Directors

Our directors and executive officers are as set forth below. Directors are elected at each annual meeting of stockholders, and each executive officer serves until his resignation, death, or removal by the Board of Directors.

Name	Age	Position

Frank C. Ingriselli	56	President, Chief Executive Officer, and Director
Richard Grigg	56	Senior Vice President and Managing Director
Abiola L. Lawal	45	Interim Chief Financial Officer
Dr. Kase Lukman Lawal	55	Chairman and Director
Dr. Lee Patrick Brown	72	Director
William E. Dozier	57	Director
John Hofmeister	62	Director
James F. Link, Jr.	65	Director
Hazel R. O’Leary	73	Director

FRANK C. INGRISELLI.  Mr. Ingriselli has served as the President, Chief Executive Officer, and a member of the Board of Directors of the Company since May 2007.  Mr. Ingriselli has over 29 years experience in the energy industry. Mr. Ingriselli began his career at Texaco, Inc. (“Texaco”) in 1979 and held management positions in Texaco’s Producing-Eastern Hemisphere Department, Middle East/Far East Division, and Texaco’s International Exploration Company. While at Texaco, Mr. Ingriselli negotiated a successful foreign oil development investment contract in China in 1983. In 1992, Mr. Ingriselli was named President of Texaco International Operations Inc. and over the next several years directed Texaco’s global initiatives in exploration and development. In 1996, he was appointed President and CEO of the Timan Pechora Company, a Houston, Texas headquartered company owned by affiliates of Texaco, Exxon, Amoco and Norsk Hydro, which was developing a large international investment in Russia. In 1998, Mr. Ingriselli returned to Texaco’s Executive Department with responsibilities for Texaco’s power and gas operations, merger and acquisition activities, pipeline operations and corporate development. In August 2000, Mr. Ingriselli was appointed President of Texaco Technology Ventures, which was responsible for all of Texaco’s global technology initiatives and investments. In 2001, Mr. Ingriselli retired from Texaco after its merger with Chevron, and founded Global Venture Investments LLC (“GVI”), an energy consulting firm, for which Mr. Ingriselli served as the President and Chief Executive Officer. Mr. Ingriselli is no longer active with GVI. In 2005, Mr. Ingriselli co-founded Inner Mongolia Production Company, LLC (“IMPCO”) with Mr. Stephen F. Groth, the former Vice President and Chief Financial Officer of the Company, and others, and served as the President, Chief Executive Officer and a Manager of IMPCO prior to the May 2007 merger of IMPCO into the Company.

From 2000 to 2006, Mr. Ingriselli sat on the Board of the Electric Drive Transportation Association (where he was also Treasurer) and the Angelino Group, and was an officer of several subsidiaries of Energy Conversion Devices Inc., a U.S. public corporation engaged in the development and commercialization of environmental energy technologies. From 2001 to 2006, he was a Director and Officer of General Energy Technologies Inc., a “technology facilitator” to Chinese industry serving the critical need for advanced energy technology and the growing demand for low-cost high quality components, and Eletra Ltd, a Brazilian hybrid electric bus developer.  Mr. Ingriselli currently sits on the Advisory Board of the Eurasia Foundation, a Washington D.C.-based non-profit that funds programs that build democratic and free market institutions in the new independent states of the former Soviet Union. Since 2006, Mr. Ingriselli has also served on the Board of Directors and as an executive officer of Brightening Lives Foundation Inc., a New York charitable foundation headquartered in San Ramon, California.

Mr. Ingriselli graduated from Boston University in 1975 with a Bachelor of Science degree in Business Administration. He also earned a Master of Business Administration degree from New York University in both Finance and International Finance in 1977 and a Juris Doctor degree from Fordham University School of Law in 1979.

RICHARD GRIGG.  Mr. Grigg was promoted to the position of Senior Vice President and Managing Director of the Company, effective August 1, 2008. Mr. Grigg has served as the Company’s Managing Director of its Beijing office since October 2007, and has 38 years experience in the petroleum and resource industries, with broad experience in both the operating and service sectors of the petroleum industry as well as extensive management and operational experience.  Prior to joining the Company, Mr. Grigg was the Chief Operating Officer for Sino Gas & Energy Limited (“SGE”) based in Beijing and responsible from 2005 to October 2007 for all activities of the company within China and in particular for negotiating SGE’s operatorship of, and farm into, the Chevron owned Linxing, San Jiao Bei and Shenfu production sharing contracts, and the subsequent exploration and appraisal operations in those areas. Prior to joining SGE, from 2000 through 2005 Mr. Grigg served as a consultant to various Australian-based coalbed methane (“CBM”) operators where he was involved in managing the project development of some of the largest Australian CBM commercialization projects including the Moranbah Gas Project in North Central Queensland for CH4 Ltd (now Arrow Energy Limited).  In 1987, Mr. Grigg founded Surtron Technologies, taking it to leadership within the resources industry in Australia and the Asia Pacific region before selling the company in 1997 to publicly listed Imdex Limited. From 1992 to 1998, Mr. Grigg was also involved in a technology transfer venture in Vietnam and other countries in the Asia Pacific region.Prior to 1987, Mr. Grigg worked with many of the largest multinational oilfield service companies where he gained broad ranging experience across the areas of drilling, reservoir engineering, petroleum engineering and production. These companies included Sperry Sun (now part of the Halliburton Group), Core Laboratories (NYSE:CLB), Dowell Schlumberger (now Anadrill and part of the Schlumberger Group), and Eastman Whipstock (now BH/Inteq and part of the Baker Hughes Group).

Mr. Grigg started his career in 1970 with West Australian Petroleum (WAPET) – owned at the time by Texaco Inc. and Chevron Corporation – and worked on the Barrow Island oilfield development gaining valuable grass roots experience in all aspects of bringing an oilfield to full commercialization.

ABIOLA L. LAWAL.  Mr. Abiola Lawal has served as the Company’s Interim Chief Financial Officer since May 2010.  Prior to joining the Company, Mr. Lawal served from August 2008 to April 2010 as the Executive Vice President and Chief Strategy Officer of CAMAC International Corporation (“CAMAC”), a privately-held $2 billion revenue international oil and gas company, and Allied Energy Plc, a wholly-owned subsidiary of CAMAC, both headquartered in Houston, Texas.  Prior to CAMAC, Mr. Lawal served from July 2008 to August 2008 as Co-founder, Chief Executive Officer and Vice Chairman of Innovatum Technologies, a privately-held technology outsourcing and training company headquartered in Lagos, Nigeria.  Prior to Innovatum Technologies, from September 2005 to June 2008 Mr. Lawal was Group Chief Strategy Officer of Oando Plc, a $2.5 billion revenue Nigerian and Johannesburg Stock Exchange-listed oil and gas company headquartered in Lagos, Nigeria.  He also served during this period as Executive Director of Oando Plc’s Gas & Power Division.  During Mr. Lawal’s tenure at Oando Plc, he also served as Director of several of its subsidiaries, including Gaslink Ltd, Oando Ghana, and Akute Power Ltd., and also represented Oando Plc management on the Oando Plc Board of Directors’ Finance & Strategy Committee.  While at Oando Plc, Mr. Lawal also served as the Chairman of its Management Tender Committee which was responsible for reviewing high procurement value items, as well as Chairman of the Oando Plc Investment Review Committee. Prior to joining Oando Plc, Mr. Lawal served in a number of strategic planning, technology implementation and consultative roles for several Fortune 500 clients:  from February 2003 to September 2005, Mr. Lawal worked as a Senior Manager in the Business Strategy & Transformation Group with SAP America Inc. at its Irvine, California location; from May 2002 to February 2003, he served as the Chief Executive Officer of eWorldtrack Mobile Technologies, Inc., a development-stage GPS technology tracking and communications company located in Anderson, South Carolina; and from July 1996 to January 1997, he worked as a Financial Analyst on the Balanced Scorecard Project in the Financial Planning Department for Walt Disney Company out of its offices in Anaheim, California.  Mr. Lawal also worked as a Manager for Ernst & Young LLP and later Cap Gemini out of its offices located in Irvine, California from August 1997 to May 2002.

Mr. Lawal holds an MBA from the Paul Merage School of Business at the University of California, Irvine, and a Bachelor of Science in Economics and minor in Finance from the University of Ilorin, Nigeria, and is a Member of the UK-based Institute of Directors (“IoD”).  Mr. Lawal has written a number of articles in the business press and he is a regular contributor to CNBC Africa and CNBC America on energy issues and opportunities.  Mr. Lawal has no family relationship with Dr. Kase Lawal, the Company’s Chairman.

DR. KASE LUKMAN LAWAL.  Dr. Lawal has served on the Company’s Board of Directors since April 2010, and as the Company’s Chairman since May 2010.  As Chairman and Chief Executive Officer of CAMAC International Corporation, Dr. Kase Lawal leads a diverse group of affiliated companies that comprise the second largest African-American owned corporation in the United States. He is also chairman of CAMAC’s Allied Energy Corporation. Committed to public service, he contributes valuable leadership as a commissioner on the Port of Houston Authority and as vice chairman of the Houston Airport Development System Corporation. He is also a member of the National Urban League’s Board of Directors and the Fisk University Board of Trustees. Dr. Lawal is a member of the board of directors and a majority shareholder in Unity National Bank, the only federally insured and licensed African American-owned bank in Texas. Dr. Lawal earned a bachelor’s degree in chemistry from Texas Southern University and an MBA in finance and marketing from Prairie View A&M University in Prairie View, Texas. He was awarded an honorary doctorate in philosophy from Fort Valley (Georgia) State University and an honorary doctorate in humane letters from Texas Southern University.

DR. LEE PATRICK BROWN.  Dr. Brown has served on the Company’s Board of Directors since April 2010.  Capping a career of public service dedicated to law enforcement, Dr. Lee P. Brown was elected Mayor of the City of Houston on December 6, 1997, sworn in on January 2, 1998; and reelected in 1999 and again in 2001, serving the maximum of three terms in office.  Prior to his election as Mayor of the Nation's fourth-largest city, Dr. Brown served in President Bill Clinton's Cabinet as Director of the White House Office of National Drug Control Policy from 1993 to 1996. Dr.  Brown rose through the law enforcement ranks - first as a patrolman with the San Jose, California Police Department; then as a Sheriff of Multnomah County, Oregon; followed by Commissioner of Public Safety in Atlanta, Georgia; Chief of Police in Houston, Texas and Police Commissioner for New York City, New York.

Dr. Brown has an undergraduate degree in criminology from Fresno State University, a master's degree in sociology from San Jose State University and holds a master's degree and doctorate degree in criminology from the University California at Berkeley, where he also is an UC-Berkeley Fellow. He was selected as UC-Berkeley's 2004 Alumnus of the Year.  He also holds honorary doctorate degrees from Florida International University, Portland State University, State University of New York, Fresno State University, John Jay College of Criminal Justice, Paul Quinn College and Howard University. He is an honorary visiting professor at four universities in China.

Dr. Brown also has been a part time Professor at San Jose State University; Professor and Chairman of the Department of Administration of Justice at Portland State University; Associate Director of the Institute for Urban Affairs and Research and Professor of Public Administration at Howard University; University Professor at Texas Southern University and a Senior Scholar at the James A. Baker III Institute for Public Policy and Professor of Sociology at Rice University. After leaving the Office of the Mayor, he served as a Visiting Scholar in the School of Social Sciences at Rice University.

Dr. Brown is currently the Chairman and CEO of Brown Group International, member of the Board of CAMAC International Corporation and Chairman of the Board of Unity National Bank.

WILLIAM E. DOZIER.  Mr. Dozier has been a member of the Company's Board of Directors and the Chairman of the Company’s Technical/Operating Committee since May 2009.  Mr. Dozier has over 34 years of technical and operational experience in the US and the international oil and gas industry.  Since 2005, Mr. Dozier has served as an independent consultant and President of Extex Consulting, Inc. based in Tulsa, Oklahoma and Houston, Texas, and since late 2005 has also served on the Board of Directors of Evolution Petroleum Corporation, a Houston-based public company involved in the acquisition, exploitation, development, and production of crude oil and natural gas resources.

Mr. Dozier held several key executive positions including Senior Vice President of Business Development and Senior Vice President of Operations during his 13-year career at Vintage Petroleum, Inc. (a large publicly-traded independent oil and gas company), which was acquired by Occidental Petroleum for $3.8 billion in 2006.  At Vintage, Mr. Dozier demonstrated his outstanding leadership in a wide spectrum of business activities in the global oil and gas industry, including the acquisition and establishment of engineering, administrative and field operations for both U.S. and international projects.  From 1983 to 1992, Mr. Dozier was Manager of Operations Engineering for Santa Fe Minerals Inc., an independent oil and gas company.  Mr. Dozier began his career with Amoco Production Company in 1975, working in all phases of production, reservoir evaluations, drilling and completions in the Mid-Continent and Gulf Coast areas.

Throughout his career, Mr. Dozier has been active in multiple industry and charitable groups.  Being a member of the Society of Petroleum Engineers (SPE) since 1973, he has served as Local Section Chairman and board member, and on three national SPE committees, where he chaired the Career Guidance Committee and the Technical Information Committee.  In addition to SPE, he has been involved in the International Petroleum Association of America (IPAA), the Texas Independent Producers and Royalty Owners (TIPRO), Texas Alliance of Energy Producers (TAEP), the Oklahoma Independent Petroleum Association (OIPA), and the California Independent Petroleum Association (CIPA) where he served on the board of directors and membership committee.  He is also a member of the Tulsa Petroleum Club, the Houston Producers Forum, and the National Association of Corporate Directors.   Mr. Dozier also serves on the Advisory Board for Happy Hands Education Center for deaf and hearing impaired children located in Tulsa, Oklahoma.

Mr. Dozier is a licensed petroleum engineer in the State of Texas with a B.S. Degree in Petroleum Engineering from The University of Texas.

JOHN HOFMEISTER.  Mr. Hofmeister has served on the Company’s Board of Directors since April 2010.  Upon retirement from Shell Oil Company in July 2008, John Hofmeister founded the not-for-profit (501(c)(3)), nationwide membership association, Citizens for Affordable Energy, which he currently heads.  This Washington D.C.-registered, public policy education firm exists to promote sound U.S. energy security solutions for the nation, including a range of affordable energy supplies, efficiency improvements, essential infrastructure, sustainable environmental policies and public education on energy issues.

Mr. Hofmeister was named President of Houston-based Shell Oil Company in March 2005, heading the U.S. Country Leadership Team, which included the leaders of all Shell businesses operating in the United States.  He became President after serving as Group Human Resource Director of the Shell Group, based in The Hague, The Netherlands.

A business leader who has participated in the inner workings of multiple industries for over 35 years Mr. Hofmeister also has held key leadership positions in General Electric, Nortel and AlliedSignal (now Honeywell International).  Mr. Hofmeister serves as Chairman of the National Urban League and is a member of the U.S. Department of Energy’s Hydrogen and Fuel Cell Technical Advisory Committee, and the Sodexo Business Advisory Board.  He also serves as a non-executive director of Hunting PLC, a London-based supplier to the oil and gas industry (since August 2009), and Lufkin Industries, Inc., a Lufkin, Texas-based supplier of oilfield and power transmission products (since January 2010).  He serves on the boards of the Foreign Policy Association, Strategic Partners, LLC, the Gas Technology Institute and the Center for Houston’s Future.  Mr. Hofmeister is a Fellow of the National Academy of Human Resources.  He also is a past Chairman and serves as a Director of the Greater Houston Partnership.

Mr. Hofmeister earned Bachelor’s and Master’s Degrees in Political Science from Kansas State University.

JAMES F. LINK, JR.   Mr. Link has served on the Company’s Board of Directors since July 2008.  Mr. Link retired from the position of Vice President of Finance and Risk Management of Texaco Inc. upon its merger with Chevron Inc. in 2001.  He earned a bachelor of Business Administration degree in Accounting in 1966 and a Master of Business Administration degree in 1968, both from University of Memphis.  Mr. Link served from 1969 to 1971 as a Lieutenant in the U.S. Army Finance Corps.  He joined the Comptroller’s Department of Texaco in New York in 1971.  Mr. Link was named Manager of Texaco’s Corporate Financial Reporting Office in 1979.  In 1984 he was named Assistant to the Senior Vice President and Chief Financial Officer of Texaco.  He was named as Texaco’s Director of Corporate Finance in the Finance Department in 1986.  He was appointed Assistant Treasurer of Texaco in 1989 and was named Senior Assistant Treasurer in 1991.  Mr. Link assumed in 1993 the responsibilities of Fiscal Director and Comptroller of Texaco U.S.A. headquartered in Houston, Texas.  In 1995, Mr. Link was elected Treasurer of Texaco and, in 1999, he was elected Vice President of Finance and Risk Management.  He served as a Director of Caltex Corporation, Texaco’s refining, marketing joint venture with Chevron, which operated throughout Asia, Africa, the Middle East and Australia.  He also served as a Director of Equilon LLC, a refining, marketing joint venture with Shell Oil, operating primarily in the Western and Mid-Western United States.

Mr. Link is a Board Member of Nehemiah Commission, a not-for-profit social services agency providing services to at-risk children in Fairfield and New Haven counties in Connecticut.  He also is a Board Member of the Oak Hill School-CT Institute for the Blind Foundation, headquartered in Hartford, Connecticut which helps people with disabilities in communities throughout Connecticut.

HAZEL R. O’LEARY.  Ms. O’Leary has served on the Company’s Board of Directors since April 2010.  Since 2004, Ms. O'Leary has served as the President of Fisk University in Nashville, Tennessee.  She also currently serves on the board of directors of the ITC Holdings, Corp. She serves on the non-profit boards of Nashville Alliance for Public Education, Nashville Business Community for the Arts and Arms Control Association. Ms. O'Leary served as an assistant attorney general and assistant prosecutor in the state of New Jersey and was appointed to the Federal Energy Administration under President Gerald Ford and served as Assistant Secretary of Energy under President Jimmy Carter. Ms. O'Leary worked in the private sector as a principal at the independent public accounting firm of Coopers and Lybrand from 1977 to 1979. In 1981 she was named vice president and general counsel of O'Leary and Associates, a company focused on international economics and energy. She served in that capacity until 1989 and then returned as president from 1997 to 2001. In 1989, she became executive vice president for environmental and public affairs for the Minnesota Northern States Power Company and, in 1992, was promoted to president of the holding company's gas distribution subsidiary. Ms. O'Leary served as the Secretary of Energy during the first Clinton Administration from 1993 to 1997. She served as president and chief operating officer for the investment banking firm Blaylock and Partners in New York from 2000 to 2002. She previously served on the Board of Directors of the UAL Corporation, the parent company of United Airlines, Scottish Re, Ltd. (a financial services and reinsurance company), ICF Kaiser International, Inc., an engineering, construction and consulting company and the AES Company, a global power producer. After earning a bachelor's degree at Fisk University , Ms. O'Leary earned her law degree from Rutgers University School of Law.  She is a member of the New Jersey State Bar Association and The District of Columbia Bar Association.

CORPORATE GOVERNANCE

Our current corporate governance practices and policies are designed to promote stockholder value and we are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board of Directors provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Corporate Governance Guidelines

We and our Board are committed to high standards of corporate governance as an important component in building and maintaining stockholder value. To this end, we regularly review our corporate governance policies and practices to ensure that they are consistent with the high standards of other companies. We also closely monitor guidance issued or proposed by the SEC and the provisions of the Sarbanes-Oxley Act, as well as the emerging best practices of other companies.  The current corporate governance guidelines are available on the Company’s website http://www.camacenergy.com.  Printed copies of these charters may be obtained, without charge, by contacting the Company at: Corporate Secretary, CAMAC Energy Inc., 250 East Hartsdale Ave., Suite 47, Hartsdale, New York 10530.

Board and Board Committees

There are currently seven directors serving on the Company’s Board of Directors (the “Board”):  Frank C. Ingriselli, Dr. Kase Lukman Lawal, John Hofmeister, Dr. Lee Patrick Brown, Hazel R. O’Leary, James F. Link, Jr. and William E. Dozier.  The Board has established three Committees:  the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.  Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are comprised entirely of independent directors.  From time to time, the Board may establish other committees.  At its July 22, 2008 meeting, the Board approved and adopted a written charter for each of the Committees, each of which is available via the Company’s website http://www.camacenergy.com. Printed copies of these charters may be obtained, without charge, by contacting the Company at: Corporate Secretary, CAMAC Energy Inc., 250 East Hartsdale Ave., Suite 47, Hartsdale, New York 10530.

During the fiscal year ended December 31, 2009, the Board held a total of six meetings.  Each director attended 100% of the total number of meetings of the Board and 100% of the meetings of all Committees on which he or she served, except for Mr. Robert C. Stempel, who was absent with notice from one Board meeting.   We do not have a policy requiring Board members to attend the annual meeting of our stockholders.  All five members of the Board who were members of the Board on the date of our 2009 annual meeting of stockholders attended our 2009 annual meeting of stockholders.

Governance Structure

The Company's Board of Directors appointed Dr. Kase Lawal to act as Chairman of the Board in May 2010.  Prior to such appointment, Frank C. Ingriselli, our current Chief Executive Officer and member of the Company's Board of Directors, acted in this capacity.  The Company separated the roles of the Chairman of the Board of Directors and the Chief Executive Officer in May 2010 to allow our Chief Executive Officer the ability to focus the majority of his time and efforts on the day to day operations, growth and development of the Company.  We believe that this governance structure will serve the Company’s stockholders well in the coming years.

We encourage our shareholders to learn more about our Company’s governance practices at our website, http://www.camacenergy.com.

The Board’s Role in Risk Oversight

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy.  The Board recognizes that it is neither possible nor prudent to eliminate all risk.  Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board, Board Committees and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function. In particular:

•
The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal controls and external audit functions. The Audit Committee members meet separately with representatives of the independent auditing firm.

•
The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

•
The Nominating and Corporate Governance Committee oversees Company corporate governance matters in accordance with the Company’s Corporate Governance Guidelines, and establishes and maintains reasonable qualifications for persons serving as directors, identifies individuals qualified to become Board members, and nominates qualified candidates for election to the Board and appointment to fill vacancies on the Board.

Director Qualifications

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to shareowners. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on the Company’s Board of Directors that are applicable to all Directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each Director. The Board and the Nominating and Corporate Governance Committee of the Board consider the qualifications of Directors and Director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by stockholders, the Nominating and Corporate Governance Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Nominating and Corporate Governance Committee determines are pertinent in light of the current needs of the Board. The Nominating and Corporate Governance Committee also takes into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board and the Nominating and Corporate Governance Committee require that each Director be a recognized person of high integrity with a proven record of success in his or her field. Each Director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all Directors, the Board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities.  The Company’s services are performed in various countries around the world and significant areas of future growth are located outside of the United States. The Company’s business is truly global and multicultural. Therefore, the Board believes that international experience or specific knowledge of key geographic growth areas and diversity of professional experiences should be represented on the Board. The Company’s business is multifaceted and involves complex financial transactions in various countries. Therefore, the Board believes that the Board should include some Directors with a high level of financial literacy and some Directors who possess relevant business experience as a Chief Executive Officer or President.  Our business involves complex technologies in a highly specialized industry. Therefore, the Board believes that extensive knowledge of the Company’s business and the energy industry should be represented on the Board.  The Company’s business also requires compliance with a variety of regulatory requirements across a number of countries and relationships with various governmental entities. Therefore, the Board believes that governmental, political or diplomatic expertise should be represented on the Board.

Summary of Qualifications of Current Directors

Set forth below is a tabular disclosure of some of the specific qualifications, attributes, skills and experiences of our Directors.

Frank C. Ingriselli	•	Leadership experience in various prior management positions at Texaco, Inc., including President of Texaco International Operations Inc.
	•	Experience in directing global initiatives in exploration and development and large international energy investments at Texaco, Inc. and as President and CEO of the Timan Pechora Company
	•	Experience in global technology initiatives and investments as former President of Texaco Technology Ventures
	•	Experience with petroleum industry regulatory requirements and governmental entities in various foreign countries, including China
	•	Outside board experience as director of the Electric Drive Transportation Association, General Energy Technologies Inc., and the Angelino Group
	•	Outside board experience at non-profit organizations

Dr. Kase Lukman Lawal	•	Global leadership position as current Chairman and Chief Executive Officer of CAMAC International Corporation and Chairman of Allied Energy Corporation
	•	Experience in directing global petroleum exploration and development operations and investments, with extensive experience in petroleum operations and investments in Africa
	•	Experience with petroleum industry regulatory requirements and governmental entities in various foreign countries, including Nigeria
	•	Public finance, policy and leadership experience as a commissioner on the Port of Houston Authority and vice chairman of the Houston Airport Development System Corporation
	•	Outside board experience as director of Unity National Bank
	•	Outside board experience at non-profit organizations (the National Urban League and the Fisk University Board of Trustees)

Dr. Lee Patrick Brown	•
Outside board and management experience as current Chairman and CEO of Brown Group International, member of the Board of CAMAC International Corporation, and Chairman of the Board of Unity National Bank

•
Leadership, governmental and political experience as former Mayor of the City of Houston, Director of the White House Office of National Drug Control Policy under President Clinton, Police Commissioner of New  York City, Chief of Police in Houston, and Commissioner of Public Safety in Atlanta, Georgia

•
Academic/administration experience at major universities such as San Jose State University, Portland State University, Howard University, Texas Southern University, and Rice University, and an honorary visiting professor at four universities in China

	•	Recognition by UC-Berkeley as 2004 Alumnus of the Year

William E. Dozier	•
Global technical, operational and leadership experience in the oil and gas industry as current President of Extex Consulting, Inc. and director of Evolution Petroleum Corporation, and former Senior Vice President of Business Development and Senior Vice President of Operations of Vintage Petroleum, Inc. and Manager of Operations, Engineering for Santa Fe Minerals Inc.

•
Affiliations with leading business and industry associations (the Society of Petroleum Engineers, the International Petroleum Association of America, the Texas Independent Producers and Royalty Owners, the Texas Alliance of Energy Producers, the Oklahoma Independent Petroleum Association, the California Independent Petroleum Association, the Tulsa Petroleum Club, the Houston Producers Forum, and the National Association of Corporate Directors)

	•	Expertise in petroleum engineering and a licensed petroleum engineer
	•	Outside advisory board experience at non-profit organization (Happy Hands Education Center)

John Hofmeister	•	Global leadership position as former President of Shell Oil Company
	•	International regulatory and governmental experience as former Group Human Resource Director for the Shell Group, based in The Hague, The Netherlands, and as President of Shell Oil Company
	•	Experience in key leadership positions in multiple companies across multiple industries (General Electric, Nortel and AlliedSignal (now Honeywell International))
	•	Outside board and public policy experience as a director of Hunting PLC, the Foreign Policy Association, Strategic Partners, LLC, the Gas Technology Institute, and the Center for Houston’s Future
	•	Outside experience as a member of advisory boards (the U.S. Department of Energy’s Hydrogen and Fuel Cell Technical Advisory Committee, and the Sodexo Business Advisory Board)
	•	Outside board experience at non-profit organizations (the National Urban League and the Greater Houston Partnership)
	•	Affiliations with leading business and public policy associations (the National Academy of Human Resources and the Center for Houston’s Future)

James F. Link, Jr.	•
Finance, accounting and leadership experience at Texaco, Inc., including roles as Vice President of Finance and Risk Management, Treasurer, Fiscal Director and Comptroller, and Director of Corporate Finance, and former Lieutenant in the U.S. Army Finance Corps.

	•	Experience as former outside director of Caltex Corporation and Equilon LLC
	•	Outside board experience at non-profit organizations (Nehemiah Commission and the Oak Hill School-CT Institute for the Blind Foundation)

Hazel R. O’Leary	•	Leadership experience as current President of Fisk University
•
Outside board and public policy experience as current member of the boards of directors of leading business and public policy organizations (ITC Holdings, Corp., Nashville Alliance for Public Education, Nashville Business Community for the Arts, World Wildlife Fund, and Arms Control Association) and former director of AES Corporation

	•	Leadership and legal experience as former assistant attorney general and assistant prosecutor in the State of New Jersey, and as general counsel and executive officer of O’Leary and Associates
•
Governmental, regulatory and political experience as former U.S. Secretary of Energy, appointee to the Federal Energy Administration and the Department of Energy, and former executive for the Minnesota Northern States Power Company

•
Leadership, finance and accounting experience as former president and chief operating officer for the investment banking firm Blaylock and partners, and former principal at the accounting firm of Coopers and Lybrand

Independent Directors

The Board has determined that the majority of the Board is comprised of “independent directors” as that term is defined in Section 803A of the NYSE Amex Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Our independent directors are:  John Hofmeister, Dr. Lee Patrick Brown, Hazel R. O’Leary, James F. Link, Jr. and William E. Dozier.

Audit Committee

On July 22, 2008, the Board of Directors selected James F. Link, Jr., Robert C. Stempel and Elizabeth P. Smith to serve on its Audit Committee.  Mr. Stempel and Ms. Smith resigned from the Audit Committee effective April 7, 2010 upon the consummation of the Company’s appointment of Dr. Kase Lukman Lawal, John Hofmeister, Dr. Lee Patrick Brown, and Hazel R. O’Leary to the Company’s Board of Directors.  Effective April 15, 2010, the Board of Directors selected John Hofmeister and Hazel R. O’Leary to join Mr. Link to serve on its Audit Committee.  The Board of Directors has determined that Mr. Link, Mr. Hofmeister and Ms. O’Leary are, and during their service Mr. Stempel and Ms. Smith were, independent within the meaning of Section 803A of the NYSE Amex LLC Company Guide and Rule 10A-3 of the Exchange Act.  Each former and current Audit Committee member meets NYSE Amex LLC’s financial literacy requirements. The Board has named Mr. Link, who meets the NYSE Amex LLC’s professional experience requirements, as its audit committee financial expert as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The primary function of the Audit Committee is to oversee the Board by reviewing the financial information that will be provided to the stockholders and others, the preparation of our internal financial statements, and our audit and financial reporting process, including internal control over financial reporting. In addition, our Audit Committee is responsible for maintaining free and open lines of communication among the Committee, the independent auditors and management. Our Audit Committee consults with our management and independent auditors before the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. The Committee is also responsible for considering, appointing, and establishing fee arrangements with our independent auditors and, if necessary, dismissing them. It is not responsible for preparing our financial statements or for planning or conducting the audits.

All members of the Audit Committee met by telephone or in person after the end of the fiscal quarters ended March 31, 2009, June 30, 2009, September 30, 2009 and December 31, 2009, prior to public release of the financial statements for the respective periods.

The Report of the Audit Committee regarding the audited financial statements of the Company for the year ended December 31, 2009 is located in Appendix A.

Compensation Committee

The Company’s Board of Directors formed a Compensation Committee on July 22, 2008.  Board members Mr. Stempel, Ms. Smith and Mr. Link were named Committee members, with Ms. Smith named as Committee Chairperson.  Mr. Stempel and Ms. Smith resigned from the Compensation Committee effective April 7, 2010 upon the consummation of the Company’s appointment of Dr. Kase Lukman Lawal, John Hofmeister, Dr. Lee Patrick Brown, and Hazel R. O’Leary to the Company’s Board of Directors.  On May 6, 2010, the Board appointed Ms. Hazel R. O’Leary and Dr. Lee Patrick Brown to the Board’s Compensation Committee, to fill the vacancies left by the resignations of former Compensation Committee members, Ms. Elizabeth Smith and Mr. Robert Stempel.  As a result of the appointments of Ms. O'Leary and Dr. Brown, the Company’s Compensation Committee now consists of Mr. James F. Link, Jr., Ms. O’Leary and Dr. Brown, each of whom is an “independent” director, as that term is defined in Section 803A of the NYSE Amex Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.  Ms. O’Leary was also appointed as Chair of the Compensation Committee.

The Compensation Committee is responsible for: (a) reviewing the Company’s compensation programs to determine that they effectively and appropriately motivate performance that is consistent with the Company’s business goals and tie executives’ financial interests to those of the stockholders; (b) assuring that the Chief Executive Officer’s annual objectives are consistent with the Company’s business goals, are explicit, and that performance against these objectives is reviewed annually; (c) defining, overseeing and ensuring that the Company develops and maintains a program of management succession planning, particularly with respect to the position of Chief Executive Officer; and (d) such other matters as are specifically delegated to the Compensation Committee by our Board of Directors from time to time or which are otherwise included in the Committee’s charter. The Committee has the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management.

The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.  The Compensation Committee also has the authority to retain compensation consultants as it deems necessary.  The Compensation Committee did not engage a compensation consultant during the past fiscal year.  The Chief Executive Officer makes recommendations concerning the performance and compensation of the Company’s other executive officers.  The Compensation Committee assesses these recommendations and makes final determinations as to the amount and form of all executive officers’ and directors’ compensation.

All members of the Compensation Committee met by telephone or in person on August 5, 2009, October 21, 2009, and December 4, 2009.

Nominating and Corporate Governance Committee

On July 22, 2008, the Company’s Board of Directors appointed Board members Mr. Stempel, Ms. Smith and Mr. Link to serve on its Nominating Committee. Mr. Stempel was named acting Committee Chairman.  Mr. Stempel and Ms. Smith resigned from the Nominating Committee effective April 7, 2010 upon the consummation of the Company’s appointment of Dr. Kase Lukman Lawal, John Hofmeister, Dr. Lee Patrick Brown, and Hazel R. O’Leary to the Company’s Board of Directors.  On May 6, 2010, the Board renamed the Board’s existing Nominating Committee the “Nominating and Corporate Governance Committee,” effective immediately.  The Board also appointed current members of the Company's Board of Directors, Ms. Hazel R. O’Leary, Dr. Lee Patrick Brown, and Mr. William E. Dozier, to the Nominating and Corporate Governance Committee, effective immediately, to fill the vacancies left upon the resignations of former Nominating Committee members, Ms. Elizabeth Smith and Mr. Robert Stempel, and to replace former Nominating Committee member Mr. James F. Link, Jr., who voluntarily stepped down.  Each of Ms. O’Leary, Dr. Brown, and Mr. Dozier is also an ”independent” director, as that term is defined in Section 803A of the NYSE Amex Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.  Dr. Brown was also appointed as Chair of the Nominating and Corporate Governance Committee.  The Board intends to amend the current Nominating and Corporate Governance Committee Charter as soon as practicable to include provisions detailing the Nominating and Corporate Governance Committee’s duties and responsibilities with respect to corporate governance matters.

The Nominating and Corporate Governance Committee has the responsibility to oversee Company corporate governance matters in accordance with the Company’s Corporate Governance Guidelines, and to identify, evaluate, recruit, and recommend qualified candidates to our Board of Directors for nomination or election. Each of the director nominees included herein is recommended and approved by the Nominating and Corporate Governance Committee.  In addition, it is the responsibility of the Committee to make recommendations to the Board regarding the size and composition of the Board of Directors or any committee thereof, identify individuals believed to be qualified to become Board members or fill vacancies on committees of the Board, consistent with criteria approved by the Board, and to select, or recommend to the Board, the nominees to stand for election as directors at the annual meeting of stockholders, monitor our performance in meeting our obligations of fairness in internal and external matters and our principles of corporate governance, and such other matters that are specifically delegated to the Committee by the Board from time to time or which are otherwise included in the Committee’s charter.

The Board has an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, and skills relevant to our business. The Nominating and Corporate Governance Committee selects candidates for directors based on their character, judgment, diversity of experience relevant to our business, business acumen, and ability to act on behalf of all stockholders. Each director nominee is also selected based on his/her experience in management, accounting and finance, knowledge of industry and technology, personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his/her duties as a director.  For information about the specific minimum qualifications, qualities and skills that the Nominating and Corporate Governance Committee believes must be met by its director nominees, see “Corporate Governance – Director Qualifications” above.

All members of the former Nominating Committee met by telephone or in person on June 3, 2009.

Code of Ethics

On August 15, 2007, the Company adopted a Code of Ethics and Business Conduct (the “Code”) applicable to the Company’s Chief Executive Officer, Chief Financial Officer and all other employees.  Among other provisions, the Code sets forth standards for honest and ethical conduct, full and fair disclosure in public filings and stockholder communications, compliance with laws, rules and regulations, reporting of code violations and accountability for adherence to the Code.  The text of the Code has been posted on the Company’s website www.camacenergy.com.  A copy of the Code can be obtained free-of-charge upon written request to: Corporate Secretary, CAMAC Energy Inc., 250 East Hartsdale Ave., Suite 47, Hartsdale, New York 10530.

If the Company makes any amendment to, or grant any waivers of, a provision of the Code that applies to our principal executive officer or principal financial officer and that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons for the amendment or waiver on our website.

During the fiscal year ended December 31, 2009, there were no waivers of our Code of Ethics.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

The Company’s Board of Directors formed a Compensation Committee on July 22, 2008.  Board members Mr. Stempel, Ms. Smith and Mr. Link were named Committee members, with Ms. Smith named as Committee Chairperson.  Mr. Stempel and Ms. Smith resigned from the Compensation Committee effective April 7, 2010 upon the consummation of the Company’s appointment of Dr. Kase Lukman Lawal, John Hofmeister, Dr. Lee Patrick Brown, and Hazel R. O’Leary to the Company’s Board of Directors.  On May 6, 2010, the Board appointed Ms. Hazel R. O’Leary and Dr. Lee Patrick Brown to the Board’s Compensation Committee, to fill the vacancies left by the resignations of former Compensation Committee members, Ms. Elizabeth Smith and Mr. Robert Stempel.  As a result of the appointments of Ms. O'Leary and Dr. Brown, the Company’s Compensation Committee now consists of Mr. James F. Link, Jr., Ms. O’Leary and Dr. Brown, each of whom is an “independent” director, as that term is defined in Section 803A of the NYSE Amex Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.  Ms. O’Leary was also appointed as Chair of the Compensation Committee.

None of the members of the Compensation Committee during the fiscal year ended December 31, 2009 were, are, or have ever been officers or employees of the Company.  During this period, Mr. Ingriselli was entitled as a Board member to participate in discussions and determinations related to his compensation.  However, Mr. Ingriselli had recused himself from participating in such discussions and determinations with respect to bonus and compensation matters involving him.  No member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K during the fiscal year ended December 31, 2009, except to the extent that the Company’s entry into stockholder-approved Indemnification Agreements with all of its current officers and directors is required to be disclosed under such Item.

None of our executive officers served as a member of:

•	The compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee;
•	The board of directors of another entity, one of whose executive officers served on our Compensation Committee; or
•	The compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board.

Compensation Committee Report

The Company’s Compensation Committee, formed on July 22, 2008, has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Company’s Compensation Committee approved the inclusion of the Compensation Discussion and Analysis herein.

/s/ The Compensation Committee
Hazel R. O’Leary, Chair
Dr. Lee Patrick Brown
James F. Link, Jr.

Compensation Discussion and Analysis

Overview of Compensation Program.

The Company formed a Compensation Committee on July 22, 2008. The Compensation Committee has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee strives to ensure that the total compensation paid to the named executives is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executives are similar to those provided to executive officers serving in similar positions and with similar responsibilities in other U.S. publicly-traded energy companies.

The individuals who served as the Company’s Chief Executive Officer, Chief Financial Officer, Senior Vice President and Managing Director and Executive Vice President at the close of fiscal 2009 are referred to herein as the “named executive officers.”  In addition, Heidi Wong, the Company’s General Manager-Business Development, Government Relations and Commercial Affairs is deemed a “named executive officer” herein as required by Item 402(a)(3)(iv) of Regulation  S-K.
However, because the Company’s Compensation Committee did not consider Ms. Wong an “executive officer” of the Company for purposes of determining executive compensation in its annual executive officer compensation review, Ms. Wong’s performance and compensation was reviewed and set by her direct supervisor in consultation with Company management consistent with the Company’s compensation practice with respect to non-executive officers, not by the Company’s Compensation Committee.

Compensation Philosophy and Objectives.

In setting overall compensation for executive officers, the Compensation Committee strives to achieve and balance the following objectives:

•	Hiring and retaining executive officers with the background and skills to help us achieve our Company’s objectives;

•	Aligning the goals of executive officers with those of the stockholders of the Company;

•	Motivating executive officers to achieve the Company’s key short, medium and long-term goals as determined from time to time by the Board;

•	Conserving cash by setting cash compensation levels consistent with market conditions and supplementing it with equity compensation; and

•	Providing sufficient ongoing cash compensation for our employees to meet their personal financial obligations.

The Board believes that specific executive’s compensation level and structure should be guided by the above objectives, and driven by the following principles:

•	Compensation for our executive officers should be strongly linked to performance as measured by the Board from time to time;

•	A portion of each executive’s compensation should include compensation that is at risk, contingent upon the Company’s performance and the success of the Company over time;

•	Compensation should be fair and competitive in relation to the marketplace and the compensation offered at the Company’s peer companies;

•	Employment security should be used to equalize our employment opportunities with those of more mature companies, if and as appropriate;

•	Sense of ownership and long-term perspective should be reaffirmed through our compensation structure; and

•	Outstanding individual achievement should be recognized.

Setting Executive Compensation.

Salaries and bonuses are our primary forms of cash compensation.  We strive to review employee compensation packages on an annual basis, and endeavor to set overall employee compensation competitively by utilizing benchmarks as reference points, using named executive officer compensation information gleaned from publicly-available compensation information for other U.S. publicly-traded energy companies, namely BPZ Resources, Inc., Dune Energy, Inc., Evolution Petroleum Corporation, FX Energy Inc., Harken Energy Corporation, and Far East Energy Corporation.  We try to provide a reasonable amount of cash compensation to our employees to enable them to meet their personal financial obligations.  We provide short-term incentives by awarding annual cash bonuses determined by the Board on a discretionary basis.  The bonuses reward achievement of short-term goals and allow us to recognize individual and team achievements.  The cash portion of our compensation structure consists of a higher percentage of salary as compared to bonus.  Bonuses and equity awards are our two forms of performance-based compensation.  We chose to use a mix of equity awards and cash awards for performance-based compensation.  We provide long-term incentives through equity awards, consisting of stock options that vest over time and restricted stock subject to a Company repurchase option those lapses over time.  Equity awards are a non-cash form of compensation.  We believe equity awards are an effective way for us to reward achievement of long-term goals, conserve cash resources and create a sense of ownership in our executives.  Options become valuable only as long-term goals are achieved and our stock price rises.  They provide our executive officers with a personal stake in the performance of the Company's equity even before vesting.  Restricted stock awards that vest over time provide similar incentives.  A large percentage of the total compensation paid to our executive officers consists of equity awards because we believe this is consistent with our philosophy of paying for performance and requiring more compensation to be at risk for employees at the highest level.

The Company is a party to an Executive Employment Agreement, dated September 29, 2006, with Frank C. Ingriselli, its President and Chief Executive Officer, and was a party to an Executive Employment Agreement, dated September 29, 2006, with Mr. Stephen F. Groth, our former Vice President and Chief Financial Officer (through May 17, 2010), each of which were assumed by the Company as a result of the merger of IMPCO into the Company in May 2007.  The Executive Employment Agreement entered into with Mr. Ingriselli (the “Ingriselli Agreement”) and Mr. Groth (the “Groth Agreement”) each were originally approved by the Board of Managers of IMPCO in September 2006.  These Executive Employment Agreements each provide for a set base salary, cash bonus ranges, grants of  equity options, and defined termination benefits, which we believe, in part, compensate for the relatively lower annual salary at our Company as compared to more mature companies by providing security.  As discussed further below, these Executive Employment Agreements include severance payment provisions that require the Company to continue Mr. Ingriselli’s and Mr. Groth’s salaries and benefits, respectively, for 36 months if employment is terminated without “Cause” or the executive resigns for “Good Reason,” as such terms are defined in the respective employment agreements, and to make a lump sum payment equal to 48 months salary and continue benefits for 48 months if such person is terminated within 12 months of a “Change in Control,” also as such term is defined in their respective employment agreements.

Mr. Groth voluntarily retired from his employment with the Company effective May 17, 2010, and in connection with Mr. Groth’s retirement, the Company and Mr. Groth entered into a separately negotiated Separation and Mutual Release Agreement pursuant to which Mr. Groth provided a general release of all claims against the Company in exchange for the Company’s release of all claims against Mr. Groth, the release by the Company of repurchase rights with respect to an aggregate of 64,261 shares of unvested restricted Company Common Stock held by Mr. Groth, the acceleration of vesting with respect to options to purchase an aggregate of 92,332 shares of the Company’s Common Stock held by Mr. Groth, and a lump sum payment of $40,000 to Mr. Groth.

The Company is also a party to two agreements pursuant to which Richard Grigg, the Company’s Senior Vice President and Managing Director, performs services to the Company:   (i) an Amended and Restated Employment Agreement, dated January 27, 2009 (the “Amended Employment Agreement”), entered into directly with Richard Grigg that governs the employment of Mr. Grigg in the capacity of Managing Director of the Company and covers services provided by Mr. Grigg to the Company within the PRC; and (ii) a Contract of Engagement, dated January 27, 2009 (“Contract of Engagement”), entered into with KKSH Holdings Ltd. (“KKSH”), a company registered in the British Virgin Islands in which Mr. Grigg holds a minority interest and on whose board of directors Mr. Grigg sits, which agreement governs the provision of services related to the development and management of business opportunities for the Company outside of the PRC by Mr. Grigg through KKSH.  The Amended Employment Agreement has a term of three years, and provides for a base salary of 990,000 RMB (approximately $145,000) per year and the reimbursement of certain accommodation expenses in Beijing, China, and certain other transportation and expenses of Mr. Grigg.  In addition, in the event the Company terminates Mr. Grigg’s employment without Cause (as defined in the Amended Employment Agreement), the Company must pay to Mr. Grigg a lump sum amount equal to 50% of Mr. Grigg’s then-current annual base salary.  The Contract of Engagement also has a term of three years, and provides for a basic fee for the services of 919,000 RMB (approximately $135,000) per year, to be prorated and paid monthly and subject to annual review and increase upon mutual agreement by the Company and KKSH.  Pursuant to the Contract of Engagement, the Company shall also provide Mr. Grigg with medical benefits and life insurance coverage, and pay KKSH an annual performance-based bonus award targeted at between 54% and 72% of the basic fee, awardable in the discretion of the Company’s Board of Directors.  In addition, in the event the Company terminates the Contract of Engagement without Cause (as defined in the Contract of Engagement), the Company must pay to KKSH a lump sum amount equal to 215% of the then-current annual basic fee.

The Company was also a party to an Employment Agreement with Jamie Tseng, the Company’s Executive Vice President (the “Tseng Employment Agreement”), dated April 22, 2009 and effective January 1, 2009.  The Tseng Employment Agreement governed the employment of Mr. Tseng in the capacity of Executive Vice President of the Company until Mr. Tseng’s voluntary retirement effective January 15, 2010, and provided for a base salary of $140,000 per year, and provided that, in the event the Company terminated Mr. Tseng’s employment without Cause (as defined in the Tseng Employment Agreement), the Company would have been required to pay to Mr. Tseng a lump sum amount equal to 50% of Mr. Tseng’s then-current annual base salary.  Mr. Tseng voluntarily retired from his employment with the Company effective January 15, 2010, and in connection with Mr. Tseng’s retirement, the Company and Mr. Tseng entered into a Separation and Release Agreement pursuant to which Mr. Tseng provided a general release of all claims against the Company in exchange for the release by the Company of repurchase rights with respect to an aggregate of 61,572 shares of unvested restricted Company Common Stock held by Mr. Tseng, the acceleration of vesting with respect to options to purchase 40,800 shares of the Company’s Common Stock held by Mr. Tseng, the award of 20,000 shares of restricted Company Common Stock to Mr. Tseng, a lump sum payment of $50,000 to Mr. Tseng, and the continued payment by the Company of the Beijing office lease through February 2010 that was used by Mr. Tseng.

The Company is also a party to an Employment Agreement with Heidi Wong, the Company’s General Manager-Business Development, Government Relations and Commercial Affairs (the “Wong Employment Agreement”), dated August 14, 2008.  The Wong Employment Agreement provides for an employment term commencing on October 13, 2008 and ending on the third anniversary of such date, and provides for a base salary of RMB 900,000 (approximately $132,000)  per year (net of Chinese income tax), an annual performance-based bonus award targeted at 20% of her then-current base salary, awardable in the discretion of the Company’s Board of Directors, the reimbursement of certain accommodation expenses in Beijing, China, and certain other transportation and expenses of Ms. Wong.  In addition, in the event the Company terminates Ms. Wong’s employment without Cause (as defined in the Wong Employment Agreement), the Company must pay to Ms. Wong a lump sum amount equal to 50% of Ms. Wong’s then-current annual base salary.

We believe the competitive compensation and the employment agreements entered into with Messrs. Ingriselli, Groth, Grigg and Tseng and Ms. Wong, and the contract entered into with KKSH, foster an environment of relative security within which we believe our executives will be able to focus on achieving Company goals.  For further discussion of the Company’s payment obligations to its named executive officers under these agreements, see “Post-Termination Benefits” below.

Prior to the consummation of the mergers of ADS and IMPCO into the Company in May 2007, at which point the Company became an operating entity, the Company (while operating under its former names “Big Smith Brands, Inc.” and, subsequently, “Pacific East Advisors, Inc.”) did not provide any significant compensation to its named executive officers since approximately 2001.  In evaluating the Company’s named executive officers’ performance in the year ended December 31, 2009 for purposes of determining incentive bonus compensation for 2009, and in evaluating their future compensation for year 2010, the Company’s management researched named executive officer compensation for the following U.S. publicly-traded energy companies:  BPZ Resources, Inc., Dune Energy, Inc., Evolution Petroleum Corporation, FX Energy Inc., Harken Energy Corporation, and Far East Energy Corporation.  The Company’s management compiled data regarding named executive officer compensation for these benchmark companies, and the Company’s Chief Executive Officer compared this data against the Company’s named executive officers’ then-current salaries, equity incentives and potential cash bonus payments, and presented the data to the Committee.  The Committee used this information, in part, to evaluate the named executive officers’ current and ongoing compensation packages and elements thereof as discussed below.

Performance Objectives and Results

The Compensation Committee established performance objectives for each executive officer for 2009 at the beginning of year 2009.  At that time, the Chief Executive Officer of the Company requested that each officer provide detailed quantitative and qualitative personal and Company objectives they would strive to achieve in 2009, and the Chief Executive Officer did so as well with respect to himself.

In accordance with the Compensation Committee Charter, at the end of 2009 the Compensation Committee held a series of meetings and discussions regarding the achievements that each individual officer made with respect to their objectives provided earlier in the year.  The Compensation Committee analyzed each officer’s performance review prepared by the Company’s Chief Executive Officer, and independently reviewed the performance of the Chief Executive Officer and each other executive officer against the officer’s personal performance objectives for the year without the Chief Executive Officer’s participation.  The Company’s Chief Executive Officer then provided compensation recommendations for each executive officer to the Compensation Committee, save for the Chief Executive Officer’s compensation, which was to be determined in the Compensation Committee’s sole discretion.  The Compensation Committee then determined each executive officer’s salary and bonus compensation in accordance with the Company’s compensation philosophy and objectives, and compared each officer’s compensation against compensation levels of appropriate officers in the benchmark group to determine their fairness and competiveness, which was confirmed.

Some of the principal performance objectives and results evaluated by the Compensation Committee in its review of named executive officer performance in 2009 were as follows (excluding Ms. Wong, who was evaluated by her supervisor and Company management consistent with the Company’s practice with respect to non-executive officer compensation):

Frank C. Ingriselli, President and Chief Executive Officer

Objective	Result
Undertake responsibly and diligently the duties and obligations as President & CEO of the Company in terms of ensuring transparency and effective corporate governance as it relates to this role. This includes providing leadership direction and vision to the executive management team that will enable them to accomplish their tasks in a timely, effective and efficient manner, always keeping in mind the need to maximize shareholder value.
Achieved
Close an onshore oil and gas production and or enhanced oil recovery production venture which will expeditiously commence revenue generation by Company.	Achieved
Secure additional funding to the Company.	In process at end of year.
Bring Company’s Zijinshan block to a higher value.	Achieved
Develop a gas distribution potential asset for the Company.	Achieved
Maintain and actively manage industry contacts through effective networking.	Achieved
Actively manage the public relations and investor relations activities for the Company.	Achieved
Keep the Board actively up-to-date on activities.	Achieved

Stephen F. Groth, Vice President and Chief Financial Officer

Objective	Result
Diligently perform the duties of Chief Financial Officer.	Achieved
Maintain effective controls of: i. The Company’s financial resources ii. The monthly and quarterly financial close iii. The accuracy and completeness of the Company’s internal and external reports	Achieved
Lead efforts of executive, the CEO, Senior Vice President (SVP) and the Executive Vice President (EVP) in fulfilling their responsibilities to maintain effective controls in the Company.	Achieved
Support the Chairman and Members of the Audit Committee in fulfillment of their responsibilities.	Achieved
Support the Chairman and Members of the Compensation Committee in fulfillment of their responsibilities to measure and determine compensation for executives.	Achieved
Support the CEO, Senior Vice President and the Executive Vice President in their business development efforts, assuring that opportunities are properly evaluated and prospective economic returns properly examined.
Achieved
Build a Financial Staff that is dedicated to reporting and communication of financial results that are: a. Timely b. Accurate c. Complete d. Transparent	Achieved
Develop the Company’s Nascent Cash Flow Planning and Budgeting Processes into a robust and meaningful tools for the Company’s management.	Achieved
Continue to improve monitoring of the Company’s obligations, assuring that all legal contracts are captured and filed on a timely basis and obligations and rights properly reflected in the Company’s accounts.
Achieved
Continue to build within Finance staff dedication to production of timely and accurate reports.	Achieved

Continuously improve the organization of the Company’s financial records.	Achieved
Complete implementation of the Ideas Accounting System, which went live in Beijing 1/1/2009, companywide by the end of the third quarter.	Continuously in process.
Assure the timely and accurate filing of all public financial reports and tax returns.	Achieved
Assure proper planning of the Company for efficient taxation and proper payment and reporting of all tax obligations.	Achieved
Continue to encourage Finance staff to respect and support control procedures, strive to meet deadlines, improve their processes and reports to reduce effort, improve accuracy and controls, and enhance reviewability, documentation, knowledge capture and learning in their process so that they reduce efforts later to figure out what was done for replication, and provide superior documentation of what has been accomplished.
Achieved
Always encourage open communication of staff to management of any errors discovered, with appropriate response and learning.	Achieved
Encourage throughout the Company an appreciation of the Company’s Code of Ethics.	Achieved
Encourage throughout the Company an appreciation of the need for timely reporting of transactions, obligations and rights to the accounting staff for accrual and reporting.	Achieved

Richard Grigg, Senior Vice President and Managing Director

Objective	Result
Undertake responsibly and diligently the duties and obligations as a Senior Vice President of the Company in terms of ensuring transparency and effective corporate governance as it relates to this role.
Achieved
Ensure the Company’s China operations comply with all Company policies, including compliance with Sarbanes Oxley regulations.	Achieved
Effectively manage and be responsible for the Company’s day to day operations & activities and ensure cost control to budget.	Achieved
Overview the Company’s China accounting and finance functions including month-end close and effective cash flow management.	Achieved
Develop and lead a professional, effective and balanced Chinese national employee base across all disciplines capable of delivering on the Company’s goals and obligations.	Achieved
Provide support and input to the CEO in developing and implementing the business strategy and vision of the Company’s growth.	Achieved

Provide support and input to the CEO in raising funding for the Company.	Achieved
Undertake the implementation and completion of the Company’s Zijinshan Block asset approved work program which includes undertaking 160km of seismic acquisition/processing & interpretation, further developing the technical understanding of the block  with the objective of identifying potential geological targets and drilling a well on at least one of the identified targets.
Achieved
Negotiate and close at least one onshore oil and gas production and or enhanced oil recovery production venture which will have the ability to deliver early cash flow.	Achieved
Manage the identification of adequate and cost effective new office space for the Company in Beijing and the smooth move to this new office space.	Achieved
Continue to identify and evaluate other potential opportunities.	Achieved
Maintain relationships and continue to develop key government and industry relationships.	Achieved
Continue to develop and improve intercompany communications, systems, procedures and policies.	Achieved

Jamie Tseng, Executive Vice President

Objective	Result
Undertake responsibly and diligently the duties and obligations as an Executive Vice President of the Company in terms of ensuring transparency and effective corporate governance as it relates to this role.
Achieved
Develop an attractive gas distribution asset for the Company to acquire	Achieved
Identify several onshore oil opportunities for management to review.	Achieved
Liaison with Finance Manager and CFO on accounting and financial issues.	Achieved
To assist the Managing Director for China operations.	Achieved
To assist the CEO to perform any requested task.	Achieved

Role of the Chief Executive Officer in Compensation Decisions.

Since its formation on July 22, 2008, the Compensation Committee makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards to other executives of the Company.  Decisions regarding the non-equity compensation of other executives are made by the Chief Executive Officer in concert with the Committee.

The Chief Executive Officer reviews the performance of various executives. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Elements of Executive Compensation.

Upon consummation of the mergers of IMPCO and ADS into the Company in May 2007, the named executive officers of IMPCO became named executive officers of the Company, and the Company assumed the Executive Employment Agreements entered into by and between IMPCO and each of Frank C. Ingriselli and Stephen F. Groth.  Accordingly, the Company continued to pay base salary to each of these named executive officers consistent with the level of base salary paid to each such officer at the time of the consummation of the mergers, and the Company continues to be bound by the terms of the Executive Employment Agreements which include provisions governing base salary, performance based cash incentive compensation payments, long-term equity incentive compensation and post-termination benefits described in greater detail below. Mr. Grigg became a named executive officer of the Company effective August 1, 2008, and the Company also has entered into an employment agreement with Mr. Grigg which includes provisions governing base salary, performance based cash incentive compensation payments, and post-termination benefits described in greater detail below.  Mr. Tseng became a named executive officer of the Company upon consummation of the mergers of IMPCO and ADS into the Company in May 2007, and the Company entered into the Tseng Employment Agreement with Mr. Tseng which included provisions governing base salary and post-termination benefits described in greater detail below. In evaluating the Company’s named executive officers’ performance in year-ended December 31, 2009 for purposes of determining incentive bonus compensation for 2009, and in evaluating their future compensation for year 2010, the Committee reviewed a combination of elements of the Company’s total compensation offering to each named executive officer as follows:

•	Base salary;
•	Performance-based cash incentive compensation;

•	Long-term equity incentive compensation;
•	Post-termination benefits; and

•	Other personal benefits.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility by using data compiled from benchmark entities, and, as applicable, base salary as set forth in such officer’s employment agreement. The Company strives to maintain base salary ranges for its positions at between 75% and 125% of the midpoint of the base salary established for each range based on benchmark company data compiled by the Company.

During its review of base salaries for executives, the Committee primarily considers:

•	Data from benchmark entities;
•	Internal review of the executive’s compensation, both individually and relative to other executive officers within the Company; and

•	Individual performance of the executive.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries of named executives officers are based on the Committee’s assessment of the individual’s performance.

In December 2009, the Committee analyzed the compensation of each of the Company’s named executive officers (excluding Ms. Wong).  Based on an analysis of benchmark company data, the Compensation Committee determined that all the Company’s named executive officers’ salaries fell within the 75%-125% salary range, with each executive in fact falling below the 100% mark.  However, the Compensation Committee determined that since the Company was a development stage company with limited cash, in order to conserve cash no salary increases would take place in 2009.  The Committee determined the following with respect to each named executive’s base salary based, in part, on the benchmarks described herein, each executive’s performance during the fiscal year, and the Company’s overarching compensation objectives and philosophy, as follows:

•
Chief Executive Officer:  Pursuant to the Ingriselli Agreement, Mr. Ingriselli’s base salary is $350,000.  The Committee’s review of benchmark companies indicated that his base salary was approximately 5% below the average base salary of the chief executive officers in the benchmark group. However, in Company management’s presentation to the Committee at its December 4, 2009 meeting, Company management recommended that the Committee not increase Mr. Ingriselli’s salary at that time, in part because of the economic environment and also to make the Company stand out from its peers.

•
Chief Financial Officer:  Pursuant to the Groth Agreement, Mr. Groth’s annual base salary was $165,000.  The Committee’s review of benchmark companies indicated that his base salary was approximately 21% below the average annual base salary level of chief financial officers of the benchmark companies.  Despite Mr. Groth’s performance in fiscal year 2009 and his continued value to the Company, and after careful consideration, the Committee deemed it to be in the best interest of the Company and its stockholders, to not increase Mr. Groth’s base salary at this time, in part because of the economic environment and also to make the Company stand out from its peers.

•
Senior Vice President and Managing Director: Mr. Grigg was promoted to his present position effective August 1, 2008, at which time he signed a three year employment agreement that set his initial annual salary at $240,000 and provided for an annual performance-based bonus award targeted at between 30% and 40% of his then-current annual base salary awardable in the discretion of the Board. Mr. Grigg’s base salary was determined by the Committee to be approximately within the range of the average base salaries of his peers in the benchmark companies, although none of whom had an overseas assignment like Mr. Grigg, which  assignments typically demand a significant salary premium which Mr. Grigg does not receive.  Accordingly, Mr. Grigg’s annual base salary is 17% below the salaries of his peers in the benchmark group due to the lack of an overseas premium.  However, the Committee decided not to increase Mr. Grigg’s base salary at this time, in part because of the economic environment and also to make the Company stand out from its peers.

•
Executive Vice President:   Pursuant to the Tseng Employment Agreement, Mr. Tseng’s annual base salary was $140,000.  The Committee’s review of benchmark companies indicated that his base salary was approximately 3% below the average base salary of his peers in the benchmark group.  In December 2009, the Committee decided not to increase Mr. Tseng’s base salary at that time, in part because of the economic environment and also to make the Company stand out from its peers.

Performance – Based Cash Incentive Compensation

In December 2009, the Committee also reviewed performance-based cash incentive compensation collected from the benchmark companies in its determination of whether, and to what extent, to award performance-based cash incentive compensation to the Company’s named executive officers (excluding Ms. Wong).  The Committee determined as follows:

•
Chief Executive Officer:  Pursuant to the Ingriselli Agreement, Mr. Ingriselli is entitled to an annual bonus of between 20 percent and 40 percent of his base salary, as determined by the Board, based on his performance, and the Company’s achievement of financial and other objectives established by the Board each year, provided, however, that his annual bonus may be less based on the Board’s assessment of his performance and the performance of the Company.   Based on the Committee’s assessment of Mr. Ingriselli’s achievements and performance during the year, including the Company’s successful listing on the NYSE Amex exchange and entry into the Purchase and Sale Agreement with CAMAC, and bonus awards granted by benchmark companies, and taking into consideration the Company’s bonus policies, philosophy and objectives, the Committee agreed to award Mr. Ingriselli a cash bonus of $135,000 in 2009.

•
Chief Financial Officer:  Pursuant to the Groth Agreement, Mr. Groth was entitled to an annual bonus of between 20 percent and 30 percent of his base salary, as determined by the Board, based on his performance, and the Company’s achievement of financial and other objectives established by the Board each year, provided, however, that his annual bonus may be less based on the Board’s assessment of his performance and the performance of the Company.   The Committee agreed to award Mr. Groth a $30,000 cash bonus for 2009, based on his achievements and performance and taking into account the Company’s bonus policies, philosophy and objectives, as well as the bonuses awarded to comparable executives by benchmark companies.

•
Senior Vice President and Managing Director: Pursuant to the Contract of Engagement entered into between the Company and KKSH dated January 27, 2009,  the Company shall pay KKSH an annual performance-based bonus award targeted at between 54% and 72% of the basic annual fee of 919,000RMB (approximately $135,000) awardable in the discretion of the Company’s Board of Directors.  Mr. Grigg has a minority interest in KKSH and sits on its board of directors. The Committee awarded Mr. Grigg a 2009 cash bonus of $90,000 in recognition of his efforts to advance the Company’s interests in China.

•
Executive Vice President:  The Company and Jamie Tseng did not have an employment agreement that entitled Mr. Tseng to any annual cash bonus awards as of December 31, 2009. However, after considering Mr. Tseng’s dedication to delivering stockholder value and maintaining transparency in operations in an ethical way, the Committee awarded Mr. Tseng a 2009 cash bonus of $10,000.

Long-term Equity Compensation

The Compensation Committee of the Company periodically reviews the performance of its executive officers, employees and consultants and grants long-term equity compensation to qualified individuals under its 2009 Equity Incentive Plan.  In December 2009, the Board reviewed long-term equity compensation for the Company’s named executive officers as follows (excluding Ms. Wong):

•
Chief Executive Officer: Under the Ingriselli Agreement, Mr. Ingriselli is eligible for long-term incentive compensation, such as restricted shares and options to purchase shares of the Company’s capital stock, on such terms as established by the Board.  At its December 4, 2009 meeting, the Committee granted Mr. Ingriselli 87,065 shares of restricted stock having a grant date of December 8, 2009, vesting 50 percent on the six month anniversary of the grant date, 25 percent on the thirteenth month anniversary of the grant date, and the 25 percent balance on the twenty-fifth month anniversary of the grant date. The Committee also awarded Mr. Ingriselli 170,139 stock options, with a grant date of December 8, 2009, exercisable at $4.02 a share, which was the fair market value of the Company’s stock on the date of grant as determined by the Committee in accordance with the 2009 Equity Incentive Plan. The options have a five year term and vest 50 percent on the six month anniversary of the grant date, 25 percent on the thirteenth month anniversary of the grant date, and 25 percent on the twenty-fifth month anniversary of the grant date.

•
Chief Financial Officer: Under the Groth Agreement, Mr. Groth was eligible for long-term incentive compensation, such as  restricted shares and options to purchase shares of the Company’s capital stock, on such terms as established by the Committee  At its December 4, 2009 meeting, the Committee granted Mr. Groth 20,522 shares of restricted stock in consideration for his accomplishments over year 2009, dedication to delivering stockholder value, maintaining transparency in operations and ethical standards. The restricted stock award had a grant date of December 8, 2009, vesting 50 percent on the six month anniversary of the grant date, 25 percent on the thirteenth month anniversary of the grant date, and the 25 percent balance on the twenty-fifth month anniversary of the grant date. The Committee also awarded Mr. Groth 40,104 stock options, with a grant date of December 8, 2009, exercisable at $4.02 a share, which was the fair market value of the Company’s stock on the date of grant as determined by the Committee in accordance with the 2009 Equity Incentive Plan. The options have a five year term and vest 50 percent on the six month anniversary of the grant date, 25 percent on the thirteenth month anniversary of the grant date, and 25 percent on the twenty-fifth month anniversary of the grant date.

•
Senior Vice President and Managing Director: Pursuant to the Contract of Engagement entered into between the Company and KKSH dated January 27, 2009,  the Company shall pay KKSH an annual performance-based bonus award targeted at between 54% and 72% of the basic annual fee of 919,000RMB (approximately $135,000) awardable in the discretion of the Company’s Board of Directors.  Mr. Grigg has a minority interest in KKSH and sits on its board of directors. Based on Mr. Grigg’s dedication to delivering stockholder value, maintaining transparency in and safe and effective operations of the Company, and his ethical standards, the Committee awarded Mr. Grigg 59,701 shares of restricted stock having a grant date of December 8, 2009, vesting 50 percent on the six month anniversary of the grant date, 25 percent on the thirteenth month anniversary of the grant date, and the 25 percent balance on the twenty-fifth month anniversary of the grant date (issued in the name of “KKSH Holdings Ltd.). The Committee also awarded Mr. Grigg 29,167 stock options, with a grant date of December 8, 2009, exercisable at $4.02 a share, which was the fair market value of the Company’s stock on the date of grant as determined by the Committee in accordance with the 2009 Equity Incentive Plan (issued in the name of “KKSH Holdings Ltd.). The options have a five year term and vest 50 percent on the six month anniversary of the grant date, 25 percent on the thirteenth month anniversary of the grant date, and 25 percent on the twenty-fifth month anniversary of the grant date.

•
Executive Vice President:  The Company and Mr. Tseng did not have an employment agreement that entitled Mr. Tseng to any annual performance-based equity incentive awards as of December 31, 2008.  However, in recognition of his performance and key role in developing relationships in China, and his support of Mr. Ingriselli in securing transactions in China, as well as to heighten Mr. Tseng’s sense of ownership in the Company and to motivate him to achieve the Company’s medium and long-term goals, the Committee awarded Mr. Tseng 10,572 shares of restricted stock having a grant date of December 8, 2009, vesting 50 percent on the six month anniversary of the grant date, 25 percent on the thirteenth month anniversary of the grant date, and the 25 percent balance on the twenty-fifth month anniversary of the grant date. The Committee also awarded Mr. Tseng 20,660 stock options, with a grant date of December 8, 2009, exercisable at $4.02 a share, which was the fair market value of the Company’s stock on the date of grant as determined by the Committee in accordance with the 2009 Equity Incentive Plan. The options have a five year term and vest 50 percent on the six month anniversary of the grant date, 25 percent on the thirteenth month anniversary of the grant date, and 25 percent on the twenty-fifth month anniversary of the grant date.

Summary of Base Salary, Performance-Based Cash Incentive Bonus and Long-Term Equity Compensation Grants

With respect to base salary, performance-based cash incentive bonus, and long-term equity compensation grants to the name executive officers (excluding Ms. Wong), the Compensation Committee concluded that the cash and non-cash compensation, including the cash bonuses and long-term equity compensation grants recommended by the Company’s Chief Executive Officer, were in all cases below the average of the benchmark companies as follows:

•
Chief Executive Officer:  Mr. Ingriselli’s base salary was approximately 5% below the average base salary of his peers in the benchmark group, and when combined with the $135,000 cash bonus granted by the Compensation Committee, was 5% below the average base salary plus cash bonus of his peers in the benchmark group.  A 100% of salary stock/option bonus amount was approximately 70% below the average stock/option bonus payment amount awarded to his peers in the benchmark group.

•
Chief Financial Officer:  Mr. Groth’s base salary was approximately 21% below the average base salary of his peers in the benchmark group, and when combined with the $30,000 cash bonus granted by the Compensation Committee, was 31% below the average base salary plus cash bonus of his peers in the benchmark group. The recommended stock/option bonus amount was approximately 60% below the average stock/option bonus payment amount awarded to his peers in the benchmark group.

•
Senior Vice President and Managing Director:  Mr. Grigg’s base salary was approximately equal to the average base salary of his peers in the benchmark group, however, none of his peers were in an overseas assignment, so Mr. Grigg’s salary, which already includes an overseas premium, places his base salary significantly below that of his peers.  Also, when combined with the $90,000 cash bonus granted by the Compensation Committee, was 17% below the average base salary plus cash bonus of his peers in the benchmark group. The recommended stock/option bonus amount was approximately 60% below the average stock/option bonus payment amount awarded to his peers in the benchmark group.

•
Executive Vice President:  Mr. Tseng’s base salary was approximately 3% below the average base salary of his peers in the benchmark group, and when combined with the $10,000 cash bonus granted by the Compensation Committee, was 2% below the average base salary plus cash bonus of his peers in the benchmark group. The recommended stock/option bonus amount was approximately 35% below the average stock/option bonus payment amount awarded to his peers in the benchmark group.

Accordingly, and in consideration of the various quantitative and qualitative performance factors and accomplishments detailed above and the Company’s compensation philosophy and objectives, the Compensation Committee determined to grant the performance-based cash incentive compensation and long-term equity compensation awards as detailed above.

Post-Termination Benefits

Ingriselli and Groth Agreements:

The Company is a party to an Executive Employment Agreement, dated September 29, 2006, with Frank C. Ingriselli, its President and Chief Executive Officer, and was a party to an Executive Employment Agreement, dated September 29, 2006, with Mr. Stephen F. Groth, our former Vice President and Chief Financial Officer (through May 17, 2010), each of which were assumed by the Company as a result of the merger of IMPCO into the Company in May 2007.  These employment agreements contain, among other things, severance payment provisions that require the Company to continue Mr. Ingriselli’s salaries and benefits, respectively, for 36 months if employment is terminated without “Cause” or he resigns for “Good Reason,” as such terms are defined in  his employment agreement, and to make a lump sum payment equal to 48 months salary and continue benefits for 48 months if he is terminated within 12 months of a “Change in Control,” also as such term is defined in his employment agreement.  Mr. Groth’s employment agreement contains severance payment provisions that require the Company to continue Mr. Groth’s salary for 36 months and his benefits for 24 months  if employment is terminated without “Cause” or he resigns for “Good Reason,” as such terms are defined in his employment agreement, and to make a lump sum payment equal to 48 months salary and continue benefits for 36 months if he is terminated within 12 months of a “Change in Control,” also as such term is defined in his employment agreement.  These agreements do not contain a definitive termination date, but both Mr. Ingriselli and Mr. Groth have the right to terminate his employment at any time without penalty.

“Cause” is defined in each of the Executive Employment Agreements to include, but is not be limited to:  (a) the executive’s refusal to follow lawful directions or the executive’s material failure to perform his duties (other than by reason of physical or mental illness, injury, or condition), in either case, after the executive has been given notice of his default and a reasonable opportunity to cure it; (b) the executive’s willful and continued failure to substantially comply with any material Company policy; (c) conviction of a felony or the entering of a plea of nolo contendere to a felony, in either case having significant adverse effect on the business and affairs of the Company; or (d) the executive’s acceptance of a position with another business enterprise or venture without the Company’s written consent at any time before the executive has resigned from the Company or been discharged.

 “Good Reason” is defined in each of the Executive Employment Agreements to mean the occurrence of one or more of the following events without the executive’s express written consent:  (i) the substantial and adverse diminution of the executive’s duties or responsibilities from those in effect immediately before the change in the executive’s position, other than merely as a result of the Company ceasing to be a public company, a change in the executive’s title, or the executive’s transfer to an affiliated company that assumes the Executive Employment Agreement; (ii) the reduction in the executive’s annual base salary, other than as part of across-the-board salary reductions affecting all executives of similar status employed by the Company or any entity in control of the Company; (iii) the Company’s failure to continue, or continue the executive’s participation in, any compensation plan in which the executive participated immediately before the event causing the executive’s resignation, which discontinuance is material to the executive’s total compensation, unless an equitable substitute arrangement has been adopted or made available on a basis not materially less favorable to  the executive than the plan in effect immediately before the event causing the executive’s resignation, both as to the benefits the executive receives and the executive’s level of participation relative to other participants; (iv) any failure of any Company successor to assume the Executive Employment Agreement; and (v) any other material breach of the Executive Employment Agreement by the Company that is either not committed in good faith or, even if committed in good faith, is not remedied by the Company promptly after receipt of notice thereof from the executive.

“Change in Control” is defined in each of the Executive Employment Agreements to mean (i) the acquisition of more than 50% of the outstanding voting securities of the Company by an individual person or an entity or a group of individuals or entities acting in concert, directly or indirectly, through one transaction or a series of related transactions; (ii) a merger or consolidation of the Company with or into another entity after which the stockholders of the Company immediately prior to such transaction hold less than 50% of the voting securities of the surviving entities; or (iii) a sale of all or substantially all of the assets of the Company.

Assuming that Messrs. Ingriselli and Groth were terminated without “Cause” on December 31, 2009, severance amounts payable would have been $1,185,000 and $525,000 for Messrs. Ingriselli and Groth, respectively.

Assuming that Messrs. Ingriselli and Groth were terminated within 12 months of a “Change in Control” on December 31, 2009, severance amounts payable would have been $1,535,000 and $690,000 for Messrs. Ingriselli and Groth, respectively.

In addition to the above severance amounts payable, all unvested options issued to each of Messrs. Ingriselli and Groth shall become 100% vested upon any termination of employment of such person without Cause, without Good Reason, or upon death or disability.

Pursuant to the Executive Employment Agreements entered into with each of Messrs. Ingriselli and Groth, each of Mr. Ingriselli and Groth are obligated for a period of 24 months after their respective agreement’s termination to (i) not solicit customers, suppliers or employees of the Company, and (ii) not engage in any employment or activity, without the written consent of the Board, if the loyal and complete fulfillment of his duties in such employment would inevitably require him to reveal or utilize confidential information of the Company, as reasonably determined by the Board.  Payment of the above severance amounts are not conditioned upon Messrs. Ingriselli’s and Groth’s satisfaction of their respective non-solicitation and non-competition obligations under their Executive Employment Agreements.

Mr. Groth voluntarily retired from his employment with the Company effective May 17, 2010, and in connection with Mr. Groth’s retirement, the Company and Mr. Groth entered into a separately negotiated Separation and Mutual Release Agreement pursuant to which Mr. Groth provided a general release of all claims against the Company in exchange for the Company’s release of all claims against Mr. Groth, the release by the Company of repurchase rights with respect to an aggregate of 64,261 shares of unvested restricted Company Common Stock held by Mr. Groth, the acceleration of vesting with respect to options to purchase an aggregate of 92,332 shares of the Company’s Common Stock held by Mr. Groth, and a lump sum payment of $40,000 to Mr. Groth.

Grigg Agreement:

On August 1, 2008, the Company entered into an Employment Agreement with Richard Grigg under which Mr. Grigg was promoted to the position of Senior Vice President and Managing Director, which Agreement was amended effective January 27, 2009. The Agreement terminates on January 27, 2012. Among other stipulations, the Agreement provides that if Mr. Grigg is terminated by the Company without Cause on or after 120 days from the date of the Agreement, the Company shall pay Mr. Grigg a lump sum payment equal to 50 percent of his then current annual base salary.

Under terms of  this Agreement, “Cause” means (i) Mr. Grigg's gross and willful misappropriation or theft of the Company's or its subsidiary's or affiliate's funds or property, (ii) Mr. Grigg's commission of any fraud, misappropriation, embezzlement or similar act, whether or not a punishable criminal offense, or Mr. Grigg's conviction of or entering of a plea of nolo contendere to a charge of any felony or crime involving dishonesty or moral turpitude, (iii) Mr. Grigg's engagement in any willful conduct that is injurious to the Company or its subsidiaries or affiliates, (iv) Mr. Grigg's material breach of the Agreement or failure to perform any of his material duties owed to the Company or its subsidiaries or affiliates, or (v) Mr. Grigg's commission of any act involving willful malfeasance or gross negligence or Mr. Grigg's failure to act involving material nonfeasance.

Assuming Mr. Grigg was terminated without “Cause” on December 31, 2009, under the then existing contract, Mr. Grigg would be entitled to $72,398 in salary.

KKSH Holdings Agreement:

The Company is also a party to a Contract of Engagement (“Contract of Engagement”) with KKSH Holdings Ltd., a company registered in the British Virgin Islands (“KKSH”), dated January 27, 2009. Mr. Grigg is a minority shareholder and member of the board of directors of KKSH.  The Contract of Engagement governs the engagement of KKSH for a period of three years to provide the services of Mr. Grigg through KKSH as Senior Vice President of the Company strictly with respect to the development and management of business opportunities for the Company outside of the People’s Republic of China.  Pursuant to the Contract of Engagement, in the event the Company terminates the Contract of Engagement without Cause, the Company must pay to KKSH a lump sum amount equal to 215% of the then-current annual basic fee.

Under terms of the Contract of Engagement, “Cause” means (i) Mr. Grigg's or KKSH’s gross and willful misappropriation or theft of the Company's or any of its subsidiaries’ or affiliates’ funds or property, (ii) Mr. Grigg's or KKSH’s commission of any fraud, misappropriation, embezzlement or similar act, whether or not a punishable criminal offense, or Mr. Grigg's or KKSH’s conviction of or entering of a plea of nolo contendere to a charge of any felony or crime involving dishonesty or moral turpitude, (iii) Mr. Grigg's or KKSH’s engagement in any willful conduct that is injurious to the Company or its subsidiaries or affiliates, (iv) Mr. Grigg's or KKSH’s material breach of the Agreement or failure to perform any of the material duties owed to the Company or its subsidiaries or affiliates, or (v) Mr. Grigg's or KKSH’s commission of any act involving willful malfeasance or gross negligence or Mr. Grigg's or KKSH’s failure to act involving material nonfeasance.

If this Contract of Engagement had been effective at the time and Mr. Grigg was terminated without “Cause” on December 31, 2009, termination amounts payable would have been $378,985 in fees and bonus not yet paid as of that date to KKSH.

Tseng Agreement:

The Company was also a party to an Employment Agreement with Jamie Tseng, the Company’s former Executive Vice President (the “Tseng Employment Agreement”), dated April 22, 2009 and effective January 1, 2009.  The Tseng Employment Agreement governed the employment of Mr. Tseng in the capacity of Executive Vice President of the Company until Mr. Tseng’s voluntary retirement effective January 15, 2010, and provided for a base salary of $140,000 per year, and provided that, in the event the Company terminated Mr. Tseng’s employment without Cause (as defined in the Tseng Employment Agreement), the Company would have had been required to pay to Mr. Tseng a lump sum amount equal to 50% of Mr. Tseng’s then-current annual base salary.  Mr. Tseng voluntarily retired from his employment with the Company effective January 15, 2010, and in connection with Mr. Tseng’s retirement, the Company and Mr. Tseng entered into a Separation and Release Agreement pursuant to which Mr. Tseng provided a general release of all claims against the Company in exchange for the release by the Company of repurchase rights with respect to an aggregate of 61,572 shares of unvested restricted Company Common Stock held by Mr. Tseng, the acceleration of vesting with respect to those shares and options to purchase 40,800 shares of the Company’s Common Stock held by Mr. Tseng, the award of 20,000 shares of restricted Company Common Stock to Mr. Tseng, a lump sum payment of $50,000 to Mr. Tseng, and the continued payment by the Company of the Beijing office lease through February 2010 that was used by Mr. Tseng.

Under the terms of the Tseng Employment Agreement, “Cause” means (i) Mr. Tseng’s gross and willful misappropriation or theft of the Company’s or any of its subsidiary’s or affiliate’s funds or property, (ii) Mr. Tseng’s commission of any fraud, misappropriation, embezzlement or similar act, whether or not a punishable criminal offense, or Mr. Tseng’s conviction of or entering of a plea of nolo contendere to a charge of any felony or crime involving dishonesty or moral turpitude, (iii) Mr. Tseng’s engagement in any willful conduct that is injurious to the Company or any of  its subsidiaries or affiliates, (iv) Mr. Tseng’s material breach of the Agreement or failure to perform any of his material duties owed to the Company or any of its subsidiaries or affiliates, or (v) Mr. Tseng’s commission of any act involving willful malfeasance or gross negligence or Mr. Tseng’s failure to act involving material nonfeasance.

If the Tseng Employment Agreement had been effective at the time and Mr. Tseng was terminated without “Cause” on December 31, 2009, termination amounts payable to Mr. Tseng would have been $80,000 in salary and unpaid bonus as of that date.

In addition to the above severance amounts payable, all unvested options issued to Mr. Tseng that were granted to Mr. Tseng on September 29, 2006 shall become 100% vested upon any termination of employment of Mr. Tseng without Cause, without Good Reason, or upon death or disability.

Wong Employment Agreement:

On August 14, 2008, the Company entered into the Wong Employment Agreement with Heidi Wong, which terminates on October 13, 2011. Among other stipulations, the Wong Employment Agreement provides that if Ms. Wong is terminated by the Company without Cause, the Company shall pay Ms. Wong a lump sum payment equal to 50 percent of her then current annual base salary.

Under terms of  this Agreement, “Cause” means (i) Ms. Wong’s gross and willful misappropriation or theft of the Company's or its subsidiary's or affiliate's funds or property, (ii) Ms. Wong’s commission of any fraud, misappropriation, embezzlement or similar act, whether or not a punishable criminal offense, or Ms. Wong’s conviction of or entering of a plea of nolo contendere to a charge of any felony or crime involving dishonesty or moral turpitude, (iii) Ms. Wong’s engagement in any willful conduct that is injurious to the Company or its subsidiaries or affiliates, (iv) Ms. Wong’s material breach of the Agreement or failure to perform any of his(her) material duties owed to the Company or its subsidiaries or affiliates, or (v) Ms. Wong’s commission of any act involving willful malfeasance or gross negligence or Ms. Wong’s failure to act involving material nonfeasance.

Assuming Ms. Wong was terminated without “Cause” on December 31, 2009, under the then existing contract, Ms. Wong would be entitled to $96,530  in salary.

Other Personal Benefits

In 2007, the Company adopted a defined contribution 401(k) plan for its U.S. employees. The plan provides for Company matching of 200% on up to the first 3% of salary contributed by employees. Company contributions are immediately vested to the employee.  The named executive officers participate in this plan on the same basis as other employees.  There is no supplemental nonqualified plan of this type for officers.  Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2009 are included in the “Summary Compensation Table.”

The Company has also entered into indemnification agreements with its officers and directors, including the named executive officers, which provides for limitation of liability and indemnification of such individuals under certain circumstances as described under the heading “Limitation of Liability and Indemnification Matters” herein.

Risks Arising from Compensation Policies and Practices

We do not believe that risks arising from our compensation policies and practices for employees, including officers, are reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the design and governance of our executive compensation program is consistent with the highest standards of risk management. Rather than determining incentive compensation awards based on a single metric, the Compensation Committee considers a balanced set of performance measures that collectively best indicate successful management of our assets and strategy. In addition to measurable targets, the Compensation Committee applies its informed judgment to compensation decisions, taking into account factors such as conservation of Company’s capital resources and leveraging of equity, successful implementation of strategic initiatives, and adherence to core values. The use of equity awards, generally vesting over two to four years for restricted stock and stock options, aligns our executive officers’ interests with the interests of our stockholders. Together, the features of our executive compensation program are intended to ensure that our compensation opportunities do not encourage excessive risk taking and focus our executives on managing our company toward long-term sustainable value for our stockholders.

Summary Compensation Table

The following table sets forth the compensation for the Principal Executive Officers (“PEO”), the Principal Financial Officer (“PFO”), the Senior Vice President and Managing Director, the Executive Vice President and the General Manager- Business Development, Government Relations and Commercial Affairs.  No other executive officer’s or employee’s total compensation for the fiscal years ended December 31, 2007, 2008 or 2009 exceeded $100,000.

						Stock	Option	All other
Name and Principal Position	Year	Salary		Bonus		Awards (23)	Awards (23)	Compensation		Total

Frank C. Ingriselli
President and Chief Executive Officer ( PEO ) (1)	2007	$262,500	(5)	$140,000	(13)	$300,000	$270,400	$63,450	(24)	$1,036,350
	2008	$350,000	(6)	$140,000	(13)	$100,550	$136,500	$21,000	(25)	$748,050
	2009	$350,000	(6)	$135,000	(14)	$802,001	$350,486	$24,300	(25)	$1,661,787

Stephen F. Groth
Vice President and Chief Financial Officer (PFO ) (2)	2007	$135,600	(7)	$45,000	(15)	$90,000	$135,200	$11,436	(26)	$417,236
	2008	$165,000	(8)	$50,000	(16)	$105,600	$64,350	$13,080	(26)	$398,030
	2009	$165,000	(8)	$30,000	(17)	$82,498	$82,614	$14,700	(26)	$374,812

Richard Grigg
Senior Vice President and Managing Director (3)	2008	$200,000	(9)	$96,000	(18)	$156,750	$93,600	$107,355	(27)	$653,705
	2009	$185,861	(10)	$90,000	(19)	$239,998	$60,084	$161,371	(28)	$737,314

Jamie Tseng
Executive Vice President (4)	2007	$-		$-		$-	$50,700	$134,673	(29)	$185,373
	2008	$-		$20,000	(20)	$54,400	$33,150	$142,675	(29)	$250,225
	2009	$138,923	(11)	$10,000	(21)	$42,499	$42,560	$19,677	(30)	$253,659

Heidi Wong
General Manager- Business Development, Government Relations and Commercial Affairs	2009	$186,355	(12)	$34,811	(22)	$153,000	$-	$75,403	(31)	$449,569
______________

1)
Mr. Ingriselli was elected President and Chief Executive Officer, and designated a member of the Company’s Board of Directors, on May 7, 2007 upon closing of the mergers of Inner Mongolia Production Company LLC (“IMPCO”) and Advanced Drilling Services, LLC (“ADS”) into the Company (the “Mergers”). Prior to that, he served as Manager, Chief Executive Officer and President of IMPCO.

2)	Mr. Groth was elected Vice President and Chief Financial Officer of the Company on May 7, 2007 upon closing of the Mergers. Prior to that, he served as Manager and Chief Financial Officer of IMPCO.

3)
Mr. Grigg was hired as Managing Director of the Company’s International operations on March 1, 2008 and promoted to his present position of Senior Vice President and Managing Director on August 1, 2008. From October 11, 2007 until February 29, 2008, Mr. Grigg provided consulting services to the Company.

4)	Mr. Tseng was elected Executive Vice President of the Company on May 7, 2007 upon closing of the Mergers. Prior to that, he served as Manager and Executive Vice President of IMPCO.

5)	Represents employee salary as an officer of IMPCO from April 1, 2007 through May 6, 2007 and employee salary as an officer of Pacific Asia Petroleum, Inc. from May 7, 2007 to December 31, 2007.

6)	Represents employee salary as an officer of Pacific Asia Petroleum, Inc. for the years 2008 and 2009.

7)	Represents employee salary as an officer of IMPCO through May 6, 2007 and employee salary as an officer of Pacific Asia Petroleum, Inc. from May 7, 2007 to December 31, 2007.

8)	Represents employee salary as an officer of Pacific Asia Petroleum, Inc. for the years 2008 and 2009.

9)
Represents Mr. Grigg’s salary as Managing Director of the Company’s international operations from March 1, 2008 until July 31, 2008, and in his current position, to which he was promoted to on August 1, 2008, until December 31, 2009.  Under the terms of Mr. Grigg’s Employment Agreement with the Company, Mr. Grigg may request payment in the currency of his choice. Salary has been computed based on the monthly average exchange rates for the applicable currencies during the year.

10)	Represents Mr. Grigg’s salary in his present position under the terms of an amended employment agreement with the Company dated January 27, 2009.

11)	Represents Mr. Tseng’s salary in his position under terms of an Employment Agreement dated April 22, 2009 and effective January 1, 2009.

12)	Represents Ms. Wong’s salary in her present position under terms of an Employment Agreement dated August 14, 2008.

13)
Represents $140,000 fiscal years 2007 and 2008 bonuses awarded to Mr. Ingriselli by the Board of Directors and Compensation Committee of the Company and paid to Mr. Ingriselli in 2007 and 2008, respectively.

14)	Represents $135,000 fiscal year 2009 bonus awarded to Mr. Ingriselli by the Board of Directors and Compensation Committee of the Company and paid to Mr. Ingriselli in 2010.

15)	Represents $45,000 fiscal year 2007 bonus awarded to Mr. Groth by the Board of Directors of the Company and paid to Mr. Groth in 2007.

16)	Represents $50,000 fiscal year 2008 bonus awarded to Mr. Groth by the Compensation Committee of the Company’s Board of Directors and paid to Mr. Groth in 2008.

17)	Represents $30,000 fiscal year 2009 bonus awarded to Mr. Groth by the Compensation Committee of the Company’s Board of Directors and paid to Mr. Groth in 2010

18)	Represents $96,000 fiscal year 2008 bonus awarded to Mr. Grigg by the Compensation Committee of the Company’s Board of Directors and paid to Mr. Grigg in 2009.

19)	Represents $90,000 fiscal year 2009 bonus awarded to Mr. Grigg by the Compensation Committee of the Company’s Board of Directors and paid to Mr. Grigg in 2010.

20)	Represents $20,000 fiscal year 2008 bonus awarded to Mr. Tseng by the Compensation Committee of the Company’s Board of Directors and paid to Mr. Tseng in 2008.

21)	Represents $10,000 fiscal year 2009 bonus awarded to Mr. Tseng by the Compensation Committee of the Company’s Board of Directors and paid to Mr. Tseng in 2010.

22)	Represents $34,811 fiscal year 2009 bonus awarded to Ms. Wong by Company management and paid to Ms. Wong in 2009.

23)
Represents the grant date fair value of restricted common stock and option awards for each of the years presented. The assumptions used in estimating the grant date fair value of option awards are found in the Notes to Consolidated Financial Statements, Note 15 (“Stock-Based Compensation”) in the Company’s Form 10-K for the year ended December 31, 2009.

24)
Represents fees for consulting services to IMPCO of $49,950 through March 31, 2007 prior to Mr. Ingriselli’s change in status from consultant to employee, and $13,500 in Company 401(k) plan contributions in 2007 during his service period as an employee, provided on the same basis as for all employees.

25)	Represents Company 401(k) plan contributions during 2008 and 2009 provided on the same basis as for all U.S. employees and $7,200 and $9,600 in rent reimbursement for 2008 and 2009, respectively.

26)	Represents Company 401(k) plan contributions for each year, provided on the same basis as for all U.S. employees.

27)
Includes $42,000 in consulting fees for the period January 1, 2008 through February 29, 2008 pursuant to terms of Mr. Grigg’s Consulting Agreement with the Company.  Also includes $36,528 in housing allowance, medical and life insurance benefits, $13,200 in 401(k)-like benefits and $12,957 in travel allowance paid to or reimbursed to Mr. Grigg by the Company as required pursuant to Mr. Grigg’s Employment Agreement with the Company, which became effective March 1, 2008 and was amended August 1, 2008.

28)
Includes $126,794 in fees paid to KKSH Holdings, Ltd., under the Company’s Contract of Engagement with KKSH Holdings, Ltd.  Mr. Grigg holds a noncontrolling interest in and is a member of the board of directors of KKSH. Also includes $29,890 in housing allowance, medical and life insurance benefits and other amounts required pursuant to Mr. Grigg’s Employment Agreement with the Company and the Company’s Contract of Engagement with KKSH Holdings, Ltd.

29)
Represents fees paid to Mr. Tseng for his provision of consulting services to IMPCO and Pacific Asia Petroleum, Inc., including assistance with Beijing representative office activities, business development activities, negotiations, government relations activities and coordination activities, pursuant to consulting agreements. Also includes $2,671 in medical and life insurance benefits in 2008 and $8,000 in 2007 for rent paid by IMPCO to Mr. Tseng for office space provided by Mr. Tseng in Beijing.

30)
Includes the Company’s 401(K)  plan contributions provided on the same basis as for all U.S. employees and medical and life insurance benefits and reimbursement of local transportation costs as provided for under his Employment Agreement with the Company.

31)	Includes $52,491 in housing allowance, $9,189 in medical and life insurance as well as local transportation costs and annual leave allowance.

Grants of Plan–Based Awards in Year 2009

The following table sets forth information with respect to incentive stock options and restricted stock granted to the named executive officers listed in the Summary Compensation Table during the year ended December 31, 2009 under the Company’s 2007 Stock Plan and under the Company’s 2009 Equity Incentive Plan.

	Grant	Stock Awards: Number of Shares		Option Awards: Number of Securities Underlying	Exercise or Base Price of Stock and Option Awards	Closing Stock Price on Date of Awards	Grant Date Fair Value of Stock and Option
Name	Date	of Stock		Options(3)	($/Sh) (1)	($/Sh)(1)	Awards

Frank C. Ingriselli (PEO)	8/5/2009	200,000	(2)	-	$2.26	$2.25	$452,000
	12/8/2009	87,065	(3)	170,139	$4.02	$4.02	$700,487

Stephen F. Groth (PFO)	12/8/2009	20,522	(3)	40,104	$4.02	$4.02	$165,112

Richard Grigg	12/8/2009	59,701	(3)	29,167	$4.02	$4.02	$300,082

Jamie Tseng	12/8/2009	10,572	(3)	20,660	$4.02	$4.02	$85,059

Heidi Wong	9/15/2009	50,000	(4)	-	$3.06	$3.12	$153,000
______________

1)
The exercise or base price of option and restricted share awards issued under the Company’s 2009 Equity  Incentive Plan subsequent to the Company’s Common Stock being listed on the NYSE Amex is equal to the closing price of the Company’s Common Stock as reported by the NYSE Amex. The exercise or base price of option and restricted share awards issued under the Company’s 2009 Equity Incentive Plan, but prior to the Company’s listing on the NYSE Amex, is equal to the mean between the representative high and low bid and asked prices on the grant date as reported on the OTC Bulletin Board. It is for this reason that the exercise price and grant date closing price is different for the August 5, 2009 option award and the September 15, 2009 restricted share award.

2)
The restricted shares granted on August 5, 2009 will vest and become non-forfeitable as follows:  (i) 40% of the shares on January 1, 2010 (ii) 30% of the shares on January 1, 2011 and (iii) 30% of the shares on the January 1, 2012, in each case for so long as the recipient of the stock remains an employee of or a consultant to the Company, and subject to the terms and conditions of the Restricted  Stock Purchase Agreement entered into by and between the Company and the Grantee.

3)
The December 8, 2009 awards of options and restricted shares will vest and become either exercisable  or non-forfeitable as follows:  50% of the awards will vest on  the six  month anniversary of the Grant Date, 25% of the awards will vest on the thirteenth month anniversary of the Grant Date, and the balance of 25% of the awards will vest on the twenty-fifth month anniversary of the Grant Date, in each case for so long as the recipient of the award remains an employee of or consultant to the Company and subject to the terms and conditions of the Stock Option Agreement  and Restricted Stock Purchase Agreement, as applicable, entered into by and between the Company and the award recipient.

4)
The September 15, 2009 awards of restricted shares will vest and become non-forfeitable as follows: 50% of the shares on October 1, 2009, and 50% of the shares on September 1, 2010, in each case for so long as the recipient of the award remains an employee of or consultant to the Company and subject to the terms and conditions of the Restricted Stock Purchase Agreement entered into by and between the Company and the award recipient.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements with Named Executive Officers

The Company and Mr. Ingriselli are parties to the Ingriselli Agreement. This employment agreement contains, among other things, severance payment provisions that require the Company to continue Mr. Ingriselli’s salary and benefits for 36 months if employment is terminated without “cause,” as such is term defined in the Ingriselli Agreement, and to make a lump sum payment equal to 48 months salary and continue benefits for 48 months if terminated within 12 months of a “change in control,” also as such term is defined in the Ingriselli Agreement. This agreement does not contain a definitive termination date, but Mr. Ingriselli does have the right to terminate his employment at any time without penalty. The Ingriselli Agreement also prohibits Mr. Ingriselli from engaging in competitive activities during and for a period of 24 months following termination of his employment that would result in disclosure of the Company’s confidential information, but does not contain a general restriction on engaging in competitive activities.  Pursuant to the Ingriselli Agreement, Mr. Ingriselli’s annual base salary is $350,000, and he is entitled to an annual bonus of between 20% and 40% of his base salary, as determined by the Company’s Board of Directors based on his performance, the Company’s achievement of financial performance and other objectives established by the Board of Directors each year, provided, however, that his annual bonus may be less as approved by the Board of Directors based on his performance and the performance of the Company.  Under the agreement, Mr. Ingriselli is also eligible for long-term incentive compensation, such as additional options to purchase shares of the Company’s capital stock, on such terms as established by the Board of Directors. To date, the Board of Directors has not established any terms, performance metrics or eligibility criteria for determining when, and to what extent, Mr. Ingriselli may be eligible for such long-term incentive compensation, or what such long-term incentive compensation may include.

The Company and Mr. Groth were parties to the Groth Agreement through Mr. Groth’s voluntary retirement on May 17, 2010.  This employment agreement contained, among other things, severance payment provisions that required the Company to continue Mr. Groth’s salary for 36 months and his benefits for 24 months if employment was terminated without “cause,” as such term is defined in the Groth Agreement, and to make a lump sum payment equal to 48 months salary and continue benefits for 36 months if terminated within 12 months of a “change in control,” as such term is defined in the Groth Agreement. This agreement did not contain a definitive termination date, but Mr. Groth had the right to terminate his employment at any time without penalty. The Groth Agreement also prohibited Mr. Groth from engaging in competitive activities during and for a period of 24 months following termination of his employment that would result in disclosure of the Company’s confidential information, but did not contain a general restriction on engaging in competitive activities.  Pursuant to the Groth Agreement, Mr. Groth’s annual base salary was $150,000 (changed to $165,000 effective January 1, 2008), and he was entitled to an annual bonus of between 20% and 30% of his base salary, as determined by the Company’s Board of Directors based on his performance, the Company’s achievement of financial performance and other objectives established by the Board of Directors each year, provided, however, that annual bonus may be less as approved by the Board of Directors based on his performance and the performance of the Company.   Under the agreement, Mr. Groth was eligible for long-term incentive compensation, such as additional options to purchase shares of the Company’s capital stock, on such terms as established by the Board of Directors. To date, the Board of Directors has not established any terms, performance metrics or eligibility criteria for determining when, and to what extent, Mr. Groth may be eligible for such long-term incentive compensation, or what such long-term incentive compensation may include.

The Company is a party to two agreements pursuant to which Richard Grigg, the Company’s Senior Vice President and Managing Director, performs services to the Company:   (i) an Amended and Restated Employment Agreement, dated January 27, 2009 (the “Amended Employment Agreement”), entered into directly with Richard Grigg that governs the employment of Mr. Grigg in the capacity of Managing Director of the Company and covers services provided by Mr. Grigg to the Company within the PRC; and (ii) a Contract of Engagement, dated January 27, 2009 (“Contract of Engagement”), entered into with KKSH Holdings Ltd. (“KKSH”), a company registered in the British Virgin Islands in which Mr. Grigg holds a minority interest and on whose board of directors Mr. Grigg sits, which agreement governs the provision of services related to the development and management of business opportunities for the Company outside of the PRC by Mr. Grigg through KKSH.  The Amended Employment Agreement has a term of three years, and provides for a base salary of 990,000 RMB (approximately $145,000) per year and the reimbursement of certain accommodation expenses in Beijing, China, and certain other transportation and expenses of Mr. Grigg.  In addition, in the event the Company terminates Mr. Grigg’s employment without Cause (as defined in the Amended Employment Agreement), the Company must pay to Mr. Grigg a lump sum amount equal to 50% of Mr. Grigg’s then-current annual base salary.  The Contract of Engagement also has a term of three years, and provides for a basic fee for the services of 919,000 RMB (approximately $135,000) per year, to be prorated and paid monthly and subject to annual review and increase upon mutual agreement by the Company and KKSH.  Pursuant to the Contract of Engagement, the Company shall also provide Mr. Grigg with medical benefits and life insurance coverage, and pay KKSH an annual performance-based bonus award targeted at between 54% and 72% of the basic fee, awardable in the discretion of the Company’s Board of Directors.  In addition, in the event the Company terminates the Contract of Engagement without Cause (as defined in the Contract of Engagement), the Company must pay to KKSH a lump sum amount equal to 215% of the then-current annual basic fee.

The Company was a party to an Employment Agreement with Jamie Tseng, the Company’s Executive Vice President (the “Tseng Employment Agreement”), dated April 22, 2009 and effective January 1, 2009. The Tseng Employment Agreement governed the employment of Mr. Tseng in the capacity of Executive Vice President of the Company through his voluntary retirement on January 15, 2010, and provided for a base salary of $140,000 per year, and provides that, in the event the Company terminated Mr. Tseng’s employment without Cause (as defined in the Tseng Employment Agreement), the Company would have been required to pay to Mr. Tseng a lump sum amount equal to 50% of Mr. Tseng’s then-current annual base salary.

The Company is also a party to an Employment Agreement with Heidi Wong, the Company’s General Manager-Business Development, Government Relations and Commercial Affairs (the “Wong Employment Agreement”), dated August 14, 2008.  The Wong Employment Agreement provides for an employment term commencing on October 13, 2008 and ending on the third anniversary of such date, and provides for a base salary of RMB 900,000 (approximately $132,000)  per year (net of Chinese income tax), an annual performance-based bonus award targeted at 20% of her then-current base salary, awardable at the discretion of the Company’s Board of Directors, the reimbursement of certain accommodation expenses in Beijing, China, and certain other transportation and expenses of Ms. Wong.  In addition, in the event the Company terminates Ms. Wong’s employment without Cause (as defined in the Wong Employment Agreement), the Company must pay to Ms. Wong a lump sum amount equal to 50% of Ms. Wong’s then-current annual base salary.

2007 Stock Plan

The Company’s Board of Directors and stockholders approved and adopted the 2007 Stock Plan on May 7, 2007 (the “2007 Plan”).  The 2007 Plan provides for the grant of restricted stock, incentive and/or non-qualified options, and stock appreciation rights (“SARs”) to employees, directors and consultants of the Company to purchase up to an aggregate of 4,000,000 shares of Common Stock.  Upon adoption of the 2009 Equity Incentive Plan by the Board of Directors in June 2009, the Company’s Board of Directors resolved to (i) discontinue further grants and awards of equity securities under the 2007 Plan, except the issuance of Company stock upon exercise of issued and outstanding options issued pursuant to the 2007 Plan, and (ii) amend the 2007 Plan to reduce the number of shares available for issuance under the 2007 Plan to 2,622,000 from 4,000,000, and to further reduce the number of shares available for issuance thereunder by such number of shares that from time to time may be returned for issuance under the 2007 Plan upon expiration or termination of any option issued thereunder or repurchase of any restricted stock issued thereunder, and to return all such shares to the Company’s treasury.

The purpose of the 2007 Plan is to provide participants with incentives which will encourage them to acquire a proprietary interest in, and continue to provide services to, the Company, and to attract new employees, directors and consultants with outstanding qualifications. The 2007 Plan is administered by the Compensation Committee on behalf of the Board of Directors which has discretion to select optionees and to establish the terms and conditions of each option, subject to the provisions of the 2007 Plan.

Pursuant to the 2007 Plan, the Company may from time to time grant its employees, directors and consultants restricted stock and options to purchase shares of, and SARs with respect to, the Company’s Common Stock at exercise prices determined by the Board of Directors. The exercise price of incentive stock options may not be less than 110% of the fair market value of Common Stock as of the date of grant. The Internal Revenue Code currently limits to $100,000 the aggregate value of Common Stock that may be acquired in any one year pursuant to incentive stock options under the 2007 Plan or any other option plan adopted by the Company. Nonqualified options may be granted under the 2007 Plan at an exercise price of not less than 85% of the fair market value of the Common Stock on the date of grant. Nonqualified options may be granted without regard to any restriction on the amount of Common Stock that may be acquired pursuant to such options in any one year. Options may not be exercised more than ten years after the date of grant. All stock options are non-transferrable by the grantee (other than upon the grantee’s death) and may be exercised only by the optionee during his service to the Company as an employee, director or consultant or for a specified period of time following termination of such service. The aggregate number of shares of Common Stock issuable under the 2007 Plan, the number of shares of stock, options and SARs outstanding, and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

Pursuant to the 2007 Plan, in the event of a pending or threatened takeover bid, tender offer or exchange offer for twenty percent (20%) or more of the outstanding Common Stock or any other class of stock or securities of the Company (other than a tender offer or exchange offer made by the Company or any of its subsidiaries), whether or not deemed a tender offer under applicable federal or state law, or in the event that any person makes any filing under Section 13(d) or 14(d) of the Exchange Act with respect to the Company, other than a filing on Form 13G or Form 13D, the Board of Directors may in its sole discretion, without obtaining stockholder approval, take one or more of the following actions to the extent not inconsistent with other provisions of the 2007 Plan: (a) accelerate the exercise dates of any outstanding option or SAR, or make the option or SAR fully vested and exercisable; (b) pay cash to any or all holders of options or SARs in exchange for the cancellation of their outstanding options or SARs; or (c) make any other adjustments or amendments to the 2007 Plan and outstanding options or SARs and substitute new options or SARs for outstanding options or SARs.

In general, upon the termination of service to the Company as an employee, director or consultant of an optionee or restricted stock or SAR recipient, all options, shares of restricted stock and SARs granted to such person that have not yet vested will immediately terminate, and those options and SARs that have vested as of the date of termination will be exercisable for 90 days after such termination date (12 months in the case of termination by reason of death or disability).

As of December 31, 2009, options to purchase an aggregate of 1,327,000 shares of Common Stock and restricted stock grants of an aggregate of 1,250,000 shares of Common Stock had been issued under the 2007 Plan.  The 2007 Plan terminates on May 7, 2017.

2009 Equity Incentive Plan

The Company’s Board of Directors approved and adopted the 2009 Equity Incentive Plan on June 3, 2009 (the “2009 Plan”), and the Company’s stockholders approved and adopted the 2009 Plan on July 21, 2009.  The 2009 Plan provides for the grant of restricted stock, incentive and/or non-qualified options, and restricted stock units (“RSUs”), performance units, performance shares and SARs to employees, directors and consultants of the Company to purchase up to an aggregate of 6,000,000 shares of Common Stock.  The purposes of the 2009 Plan are:  to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company’s business.  The 2009 Plan is administered by the Compensation Committee on behalf of the Board of Directors which has the authority to determine the specific terms and conditions of all awards granted under the 2009 Plan, including, without limitation, the number of shares subject to each award, the price to be paid for the shares and the applicable vesting criteria. The administrator has discretion to make all other determinations necessary or advisable for the administration of the Plan.

Pursuant to the 2009 Plan, the Company may from time to time grant its employees, directors and consultants restricted stock and options to purchase shares of, and SARs, RSUs, performance shares and performance units, with respect to, the Company’s Common Stock at exercise prices determined by the Board of Directors. The exercise price of incentive stock options may not be less than 110% of the fair market value of Common Stock as of the date of grant. The Internal Revenue Code currently limits to $100,000 the aggregate value of Common Stock that may be acquired in any one year pursuant to incentive stock options under the 2009 Plan or any other option plan adopted by the Company. Nonqualified options may be granted under the 2009 Plan at an exercise price of not less than 85% of the fair market value of the Common Stock on the date of grant. Nonqualified options may be granted without regard to any restriction on the amount of Common Stock that may be acquired pursuant to such options in any one year. Options may not be exercised more than ten years after the date of grant. All stock options are non-transferable by the grantee (other than upon the grantee’s death) and may be exercised only by the optionee during his service to the Company as an employee, director or consultant or for a specified period of time following termination of such service. The aggregate number of shares of Common Stock issuable under the 2009 Plan, the number of shares of stock, options, SARs, RSUs, performance units and performance shares outstanding, and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

In general, upon the termination of service to the Company of an optionee or 2009 Plan award recipient as an employee, director or consultant, all options, shares of restricted stock, SARs, RSUs, performance shares and performance units (collectively, “2009 Plan Awards”) granted to such person that have not yet vested will immediately terminate, and those 2009 Plan Awards that have vested as of the date of termination will be exercisable for 90 days after such termination date (12 months in the case of termination by reason of death or disability).

In the event of the proposed dissolution or liquidation of the Company, the Company will notify each 2009 Plan participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, a 2009 Plan Award will terminate immediately prior to the consummation of such proposed action.  In the event of a merger or change in control of the Company, any or all outstanding 2009 Plan Awards issued may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all participants. In the alternative, the successor corporation may substitute equivalent awards or provide substantially similar consideration to participants as was provided to stockholders (after taking into account the existing provisions of the awards).  The successor corporation may also issue, in place of outstanding shares of the Company held by the 2009 Plan participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the participant.  In the event that the successor corporation does not assume or substitute for the 2009 Plan Award, unless the administrator provides otherwise, the participant will fully vest in and have the right to exercise all of his or her outstanding option awards, including shares as to which such option awards would not otherwise be vested or exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

As of December 31, 2009, options to purchase an aggregate of 460,070 shares of Common Stock and restricted stock grants of an aggregate of 574,056 shares of Common Stock had been issued under the 2009 Plan. The 2009 Plan terminates on June 3, 2019.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code, as amended, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to any executive officer unless such compensation is paid pursuant to a qualified performance-based compensation plan.  All compensation awarded to our executive officers in 2009 is expected to be tax deductible.  The Board considers such deductibility and the potential cost to the Company when granting awards and considering salary changes.

The Company accounts for equity awards under the provisions of Accounting Standards Codification Topic 718, Stock Compensation (ASC 718).  The Company charges the estimated fair value of option and restricted stock awards to income over the time of service provided by the employee to earn the award, typically the vesting period.  The fair value of options is measured using the Black-Scholes option pricing model.  The fair value of non-vested stock awards issued under the Company’s 2007 Stock Plan is measured by the fair market value of Common Stock of the Company determined in accordance with the 2007 Stock Plan as the mean between the representative bid and asked prices on the close of business the day immediately prior to the grant date as reported by Pink Sheets LLC, with no discount for vesting period or other restrictions.  The fair value of non-vested stock awards issued under the Company’s 2009 Equity Incentive Plan is measured by the fair market value of Common Stock of the Company determined in accordance with the 2009 Equity Incentive Plan as the closing sales price for such stock as quoted on the NYSE Amex exchange on the date of grant, with no discount for vesting period or other restrictions.  The compensation expense to the Company under ASC 718 is one of the factors the Board considers in determining equity awards to be granted, and also may influence the vesting period chosen.

Limitation of Liability and Indemnification Matters

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s Bylaws provide that, to the fullest extent permitted by law, the Company shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or the person for whom he is the legally representative, is or was a director or officer of the Company, against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

The Company’s Restated Certificate of Incorporation provides for the indemnification of, and advancement of expenses to, such agents of the Company (and any other persons to which Delaware law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted under Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others. The provision does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. The Company has entered into indemnification agreements with certain of its current executive officers and directors, and intends to enter into agreements with its future directors and executive officers, that require the Company to indemnify such persons to the fullest extent permitted by law, against expenses, judgments, fines, settlements and other amounts incurred (including attorneys’ fees), and advance expenses if requested by such person, in connection with investigating, defending, being a witness in, participating, or preparing for any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism, or any inquiry, hearing, or investigation (collectively, a “Proceeding”), relating to any event or occurrence that takes place either prior to or after the execution of the indemnification agreement, related to the fact that such person is or was a director or officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by such person in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company. Indemnification is prohibited on account of any Proceeding in which judgment is rendered against such persons for an accounting of profits made from the purchase or sale by such persons of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local laws. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.  The Company has been informed that in the opinion of the Securities and Exchange Commission, indemnification provisions, such as those contained in the Company’s Restated Certificate of Incorporation, are unenforceable with respect to claims arising under federal securities laws and, therefore, do not eliminate monetary liability of directors.

The Company currently maintains Executive and Organization Liability Insurance Policies issued by Illinois National Insurance Company, a member company of American International Group, Inc. (“AIG”) and other companies.  This policy provides insurance coverage on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against liability under the provisions of this section.

The right of any person to be indemnified is subject always to the right of the Company by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Company by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

Outstanding Equity Awards at Fiscal Year End

The following table shows information concerning unexercised stock options as of December 31, 2009 for the named executive officers listed in the Summary Compensation Table.  The Company has not issued any stock unit awards.

Outstanding Option Awards

		Number of Securities
		Underlying Unexercised			Option	Option
		Options (#)			Exercise	Expiration
Name	Grant date	Exercisable	Unexercisable		Price ($)(16)	Date

Frank C. Ingriselli (PEO)	9/29/2006	272,000	68,000	(1)	0.56	9/29/2016
	12/17/2007	46,668	33,332	(2)	6.00	12/17/2017
	12/9/2008	175,000	175,000	(3)	0.64	12/9/2018
	12/8/2009	-	170,139	(4)	4.02	12/8/2014

Stephen F. Groth (PFO)	9/29/2006	125,120	31,280	(1)	0.56	9/29/2016
	12/17/2007	28,000	12,000	(5)	6.00	12/17/2017
	12/9/2008	82,500	82,500	(6)	0.64	12/9/2018
	12/8/2009	-	40,104	(7)	4.02	12/8/2014

Richard Grigg	12/17/2007	7,000	3,000	(8)	6.00	12/17/2017
	12/9/2008	120,000	120,000	(9)	0.64	12/9/2018
	12/8/2009	-	29,167	(10)	4.02	12/8/2014

Jamie Tseng	9/29/2006	163,200	40,800	(11)	0.56	9/29/2016
	12/17/2007	10,500	4,500	(12)	6.00	12/17/2017
	12/9/2008	42,500	42,500	(13)	0.64	12/9/2018
	12/8/2009	-	20,660	(14)	4.02	12/8/2014

Heidi Wong	12/9/2008	50,000	50,000	(15)	0.64	12/9/2018
______________

1)
The Options will vest and become exercisable on September 29, 2010. Vesting shall terminate upon the date of any termination of employment for cause or with good reason, and all vesting shall be accelerated upon any termination of employment without cause, without good reason, or upon death or disability (as defined).

2)
The Options will vest and become exercisable as follows:  (i) 16,666 of the shares on December 17, 2010; and (ii) 16,666 of the shares on December 17, 2011, for so long as Mr. Ingriselli remains an employee of or a consultant to the Company, and subject to the terms and conditions of a stock option agreement entered into by and between the Company and Mr. Ingriselli.

3)
The Options will vest and become exercisable as follows: (i) 70,000 of the shares on December 9, 2010; (ii) 70,000 of the shares on December 9, 2011; and (iii) 35,000 of the shares on December 9, 2012, for so long as Mr. Ingriselli remains an employee of or a consultant to the Company, and subject to the terms and conditions of a stock option agreement entered into by and between the Company and Mr. Ingriselli.

4)
The Options will vest and become exercisable as follows: (i) 85,069 of the shares on June 8, 2010; (ii) 42,535 of the shares on January 8, 2011; and (iii) 42,535 of the shares on January 8, 2012, for so long as Mr. Ingriselli remains an employee of or a consultant to the Company, and subject to the terms and conditions of a stock option agreement entered into by and between the Company and Mr. Ingriselli.

5)
The Options will vest and become exercisable as follows:  (i) 8,000 of the shares on December 17, 2010; and (ii) 4,000 of the shares on December 17, 2011, for so long as Mr. Groth remains an employee of or a consultant to the Company, and subject to the terms and conditions of a stock option agreement entered into by and between the Company and Mr. Groth.

6)
The Options will vest and become exercisable as follows: (i) 33,000 of the shares on December 9, 2010; (ii) 33,000 of the shares on December 2011; and (iii) 16,500 of the shares on December 9, 2012, for so long as Mr. Groth remains an employee of or a consultant to the Company, and subject to the terms and conditions of a stock option agreement entered into by and between the Company and Mr. Groth.

7)
The Options will vest and become exercisable as follows: (i) 20,052 of the shares on June 8, 2010; (ii) 10,026 of the shares on January 8, 2011; and (iii) 10,026 of the shares on January 8, 2012, for so long as Mr. Groth remains an employee of or a consultant to the Company, and subject to the terms and conditions of a stock option agreement entered into by and between the Company and Mr.Groth.

8)
The Options will vest and become exercisable as follows:   (i) 2,000 of the shares on December 17, 2010; and (ii) 1,000 of the shares on December 17, 2011, for so long as Mr. Grigg remains an employee of or a consultant to the Company, and subject to the terms and conditions of a stock option agreement entered into by and between the Company and Mr. Grigg.

9)
The Options will vest and become exercisable as follows: (i) 48,000 of the shares on December 9, 2010; (ii) 48,000 of the shares on December 9, 2011; and (iii) 24,000 of the shares on December 9, 2012, for so long as Mr. Grigg remains an employee of or a consultant to the Company, and subject to the terms and conditions of a stock option agreement entered into by and between the Company and Mr. Grigg.

10)
The Options will vest and become exercisable as follows: (i) 14,583 of the shares on June 8, 2010; (ii) 7,292 of the shares on January 8, 2011; and (iii) 7,292 of the shares on January 8, 2012, for so long as Mr. Grigg remains an employee of or a consultant to the Company, and subject to the terms and conditions of a stock option agreement entered into by and between the Company and KKSH Holdings, Ltd.

11)
The Options will vest and become exercisable on September 29, 2010, for so long as Mr. Tseng remains an employee of or a consultant to the Company, and subject to the terms and conditions of a stock option agreement entered into by and between the Company and Mr. Tseng.

12)
The Options will vest and become exercisable as follows: (i) 3,000 of the shares on December 17, 2010; and (ii) 1,500 of the shares on December 17, 2011, for so long as Mr. Tseng remains an employee of or a consultant to the Company, and subject to the terms and conditions of a stock option agreement entered into by and between the Company and Mr. Tseng.

13)
The Options will vest and become exercisable as follows: (i) 17,000 of the shares on December 9, 2010; (ii) 17,000 of the shares on December 9, 2011; and (iii) 8,500 of the shares on December 9, 2012, for so long as Mr. Tseng remains an employee of or a consultant to the Company, and subject to the terms and conditions of a stock option agreement entered into by and between the Company and Mr. Tseng.

14)
The Options will vest and become exercisable as follows: (i) 10,330 of the shares on June 8, 2010; (ii) 5,165 of the shares on January 8, 2011; and (iii) 5,165 of the shares on January 8, 2012, for so long as Mr. Tseng remains an employee of or a consultant to the Company, and subject to the terms and conditions of a stock option agreement entered into by and between the Company and Mr.Tseng.

15)
The options will vest and become exercisable as follows: (i) 20,000 of the shares on December 9, 2010: (ii) 20,000 of the shares on December 9, 2011; and (iii) 10,000 of the shares on December 9, 2012, for so long as Ms. Wong remains an employee of or a consultant to the Company, and subject to the terms and conditions of a stock option agreement entered into between the Company and Ms. Wong.

16)
The Option Exercise Price for the 2006 awards is based on the fair market value at date of award, as adjusted to a per share basis following the mergers in 2007. The Option Exercise Price for the 2007-2009 awards is equal to the fair market value of Common Stock of the Company determined in accordance with either the 2007 Stock Plan or the 2009 Equity Incentive Plan, as applicable. Under the 2007 Stock Plan, fair market value represents the mean between the bid and asked prices on the close of business the day immediately prior to the date of grant as reported by Pink Sheets LLC. The fair market value of the December 8, 2009 awards were determined in accordance with the 2009 Equity Incentive Plan and represent the closing price of the Company’s Common Stock on the option grant date, as reported by the NYSE Amex.

The following table shows information concerning unvested restricted shares as of December 31, 2009 for the named executive officers listed in the Summary Compensation Table and for the directors named in the Director Compensation Table.

Outstanding Stock Awards

Name	Grant Date	Number of Shares That Have Not Vested		Closing price on 12/31/2009 ($)	Market Value of Shares That Have Not Vested ($) (11)
Frank C. Ingriselli (PEO)	12/17/2007	15,000	(1)	4.67	70,050
	12/9/2008	12,000	(2)	4.67	56,040
	12/8/2008	78,000	(3)	4.67	364,260
	8/5/2009	200,000	(4)	4.67	934,000
	12/8/2009	87,065	(5)	4.67	406,594

Stephen F. Groth (PFO)	12/17/2007	4,500	(1)	4.67	21,015
	12/9/2008	99,000	(2)	4.67	462,330
	12/8/2009	20,522	(5)	4.67	95,838

Richard Grigg	12/17/2007	30,000	(1)	4.67	140,100
	12/9/2008	90,000	(2)	4.67	420,300
	12/18/2008	54,000	(3)	4.67	252,180
	12/8/2009	59,701	(5)	4.67	278,804

Jamie Tseng	12/9/2008	51,000	(2)	4.67	238,170
	12/8/2009	10,572	(5)	4.67	49,371

Heidi Wong	10/28/2008	12,500	(6)	4.67	58,375
	9/15/2009	25,000	(7)	4.67	116,750

William E. Dozier *	5/12/2009	10,000	(8)	4.67	46,700
	8/5/2009	26,549	(9)	4.67	123,984

James F. Link, Jr. *	7/22/2008	15,000	(10)	4.67	70,050
	8/5/2009	26,549	(9)	4.67	123,984

Elizabeth P. Smith *	7/22/2008	5,000	(10)	4.67	23,350
	8/5/2009	26,549	(9)	4.67	123,984

Robert C. Stempel *	7/22/2008	5,000	(10)	4.67	23,350
	8/5/2009	26,549	(9)	4.67	123,984
* Directors

______________

1)
The remaining unvested shares will vest and become non-forfeitable on December 17, 2010, for so long as the recipient of the stock remains an employee of or consultant to the Company and subject to the terms and conditions of the  restrictedstock purchase agreement entered into by and between the Company and the grantee.

2)
Of the remaining grants of restricted stock subject to forfeiture, 50% of the shares will become vested and non-forfeitable on each of December 9, 2010 and December 9, 2011, for so long as the recipient of the stock remains an employee of or consultant to the Company and subject to the terms and conditions of the restricted stock purchase agreement entered into by and between the Company and the grantee.

3)
Of the remaining grants of restricted stock subject to forfeiture, 50% of the shares will become vested and non-forfeitable on each of December 18, 2010 and December 18, 2011, for so long as the recipient of the stock remains an employee of or consultant to the Company and subject to the terms and conditions of the restricted stock purchase agreement entered into by and between the Company and the grantee.

4)
The unvested shares will vest and become non-forfeitable as follows: (i) 40% of the shares will vest and become non-forfeitable on January 1, 2010; (ii) 30% of the shares will vest and become non-forfeitable on January 1, 2011; and (iii) 30% of the shares will vest and become non-forfeitable on January 1, 2012.

5)
The unvested shares will vest and become non-forfeitable as follows: (i) 50% of the shares will become vested and non-forfeitable on the six month anniversary of the grant date; (ii) 25% of the shares will become vested and non-forfeitable on the thirteenth month anniversary of the grant date; and (iii) 25% of the shares will become vested and non-forfeitable on the twenty-fifth month anniversary of the grant date.

6)	The remaining unvested shares will vest and become non-forfeitable on September 12, 2010.

7)	The remaining unvested shares will vest and become non-forfeitable on September 1, 2010.

8)	The remaining unvested shares will vest and become non-forfeitable on May 12, 2010.

9)	The remaining unvested shares will vest and become non-forfeitable on August 5, 2010.

10)	The remaining unvested shares will vest and become non-forfeitable on July 22, 2010.

11)	Based on the closing price of the Company’s Common Stock as reported by NYSE Amex on December 31, 2009.

Potential Payments Upon Termination or Change in Control

For a description of the potential payments to our Named Executive Officers upon termination or a change in control, see ”Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table – Employment Agreements with Executive Officers” above. For further discussion of the determination of termination benefits, see “Compensation Discussion and Analysis – Total Compensation and Description and Allocation of Its Components – Post-Termination Compensation.”

The following table quantifies the termination benefits due to our Named Executive Officers, in the event of their termination for various reasons, including any termination occurring within 12 months following a change of control. The amounts were computed as if each executive officer's employment terminated on December 31, 2009.

2009 Potential Termination Benefits for Named Executive Officers

		Termination for other than Cause, Death, or Disability
Executive Officer / Element of Compensation	Termination due to Death or Disability	or by Executive for Good Reason	within 12 Months following a Change of Control
Frank C. Ingriselli
Salary and Bonus (1)	$485,000	$1,185,000	$1,535,000
Equity Awards(2)	2,926,264	2,926,264	2,926,264
Benefits(3)	-	44,100	58,800
Total Frank C. Ingriselli	$3,411,264	$4,155,364	$4,520,064

Richard Grigg
Salary and Bonus (1)	$162,398	$451,383	$451,383
Equity Awards	-	-	-
Benefits	-	-	-
Total Richard Grigg	$162,398	$451,383	$451,383

Stephen F. Groth
Salary and Bonus (1)	$195,000	$525,000	$690,000
Equity Awards(2)	1,066,281	1,066,281	1,066,281
Benefits(3)	-	19,800	29,700
Total Stephen F. Groth(4)	$1,261,281	$1,611,081	$1,785,981

Jamie Tseng
Salary and Bonus (1)	$70,000	$70,000	$70,000
Equity Awards	167,688	167,688	167,688
Benefits	-	-	-
Total Jamie Tseng	$237,688	$237,688	$237,688

Heidi Wong
Salary and Bonus (1)	$96,530	$96,530	$96,530
Equity Awards	-	-	-
Benefits	-	-	-
Total Heidi Wong	$96,530	$96,530	$96,530
______________

(1) The following year 2009 bonuses were awarded in December 2009 and paid in January 2010: F. C. Ingriselli $135,000; S. F. Groth $30,000; R. Grigg $90,000 and J. Tseng $10,000.  Amounts shown for Mr. Ingriselli and Mr. Groth represent their December 2009 bonuses plus 12 months salary in the case of death or disability, 36 months salary in the case of termination for “Good Reason” and 48 months salary in the event of termination due to a “Change in Control.”

For R. Grigg, the amounts shown represent his year 2009 bonus plus 50% of his year 2009 salary and 215% of his fee earned under the arrangement among Mr. Grigg, the Company and KKSH Holdings, Ltd.

For J. Tseng, the amounts shown represent 50% of his year 2009 salary.

For H. Wong, the amounts shown represent 50% of her annual salary at year end 2009.

(2) Equity awards are quantified at the intrinsic value on December 31, 2009, of all restricted stock and options that were not fully vested or exercisable, but would become vested or exercisable, under the terms of the Named  Executive Officer's employment agreement, due to the form of termination specified in the column heading. The intrinsic value of options is equal to the difference between the closing market price of our common stock on December 31, 2009, which was $4.67 per share, and the exercise price of the option, multiplied by the number of options exercisable.  The intrinsic value of restricted stock is equal to the number of shares times the closing price of our common stock on December 31, 2009.

(3) Terminated employees are entitled to 36 or 48 months of continued participation in the Company’s 401(k) plan (in the case of Mr. Ingriselli), or 24 to 36 months (in the case of Mr. Groth), depending on the circumstances. For purposes of this disclosure, we have assumed that terminated employees will continue contributing to the 401(k) plan after their termination, up to Section 415 limits of the Internal Revenue Code.

(4) Mr. Groth voluntarily retired from his employment with the Company effective May 17, 2010, and in connection with Mr. Groth’s retirement, the Company and Mr. Groth entered into a separately negotiated Separation and Mutual Release Agreement pursuant to which Mr. Groth provided a general release of all claims against the Company in exchange for the Company’s release of all claims against Mr. Groth, the release by the Company of repurchase rights with respect to an aggregate of 64,261 shares of unvested restricted Company Common Stock held by Mr. Groth, the acceleration of vesting with respect to options to purchase an aggregate of 92,332 shares of the Company’s Common Stock held by Mr. Groth, and a lump sum payment of $40,000 to Mr. Groth.

Option Exercises and Stock Vested in Last Fiscal Year

No options were exercised by any of the Company’s named executive officers who are listed in the Summary Compensation Table during the year ended December 31, 2009.  During the fiscal year ended December 31, 2009, the following numbers of restricted shares vested for named executive officers listed in the Summary Compensation Table.

2009 Stock Vested

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting
Frank C. Ingriselli (PEO)	75,000	$341,830

Stephen F. Groth (PFO)	70,500	$299,805

Richard Grigg	126,000	$559,260

Jamie Tseng	34,000	$143,480

Heidi Wong	45,000	$137,880

Compensation of Directors

There are no standard arrangements by which directors of the Company are compensated for their services as directors, and none of the directors received any cash compensation for their services as such during the most recently completed fiscal year, except pursuant to the Company’s Board Compensation Plan adopted on April 22, 2009 by the Board of Directors (the “Board Compensation Plan”).    Pursuant to the Board Compensation Plan, each independent director of the Company in good standing is entitled to (i) cash payments totaling $20,000, payable in equal quarterly installments of $5,000 each in arrears, and (ii) a grant of restricted Common Stock of the Company under the Company’s incentive stock plan with a fair market value of $60,000 measured as of the date of grant as calculated under the Company’s incentive stock plan, 100% of which shares shall be subject to a Company repurchase option that lapses one year following the date of grant subject to the Board member’s continued service as a member of the Company’s Board of Directors during such time.  In accordance with the Board Compensation Plan, on August 5, 2009 each of Messrs. Link, Stempel and Dozier, and Ms. Smith, as the Company’s independent directors, received a grant of 26,549 shares of restricted Common Stock of the Company under the Company’s 2009 Stock Plan, 100% of which shares will become vested and non-forfeitable on the twelve month anniversary of the grant date.

Furthermore, on May 12, 2009, the Company’s Board of Directors issued (i) 80,000 shares of restricted Common Stock under its 2007 Stock Plan to newly appointed Board member William E. Dozier upon his agreement to join the Board and to serve as Chairman of the Board’s newly formed Technical/Operating Committee, and (ii) 100,000 shares of restricted Common Stock under its 2007 Stock Plan to each of Elizabeth P. Smith and Robert C. Stempel, and 70,000 shares of restricted Common Stock under its 2007 Stock Plan to James F. Link, Jr., in consideration for their continued service on the Board.  50% of all of these shares became vested and non-forfeitable immediately upon the date of grant, and the balance 50% became vested and non-forfeitable on the six month anniversary of the grant date, except for 10,000 of the shares granted to Mr. Dozier, which become vested and non-forfeitable on the one year anniversary of the grant date.

Additionally, in December 2009, the Company issued to current director, Chief Executive Officer and President, Frank C. Ingriselli, long-term equity compensation as described under “Long-Term Equity Compensation” above in connection with his services as the President and Chief Executive Officer of the Company.

Directors are also reimbursed for travel and other reasonable expenses relating to meetings of the Board.

The following table sets forth for each director who is not also a named executive in the Summary Compensation Table, compensation for the year ended December 31, 2009.

Director Compensation for the Year 2009

Name	Cash Fees Earned ($)	Stock Awards ($) (1) (2)	All Other Compensation ($)	Total

William E. Dozier	$8,914	$186,401	$-	$195,315

James F. Link, Jr.	$8,914	$170,601	$-	$179,515

Elizabeth P. Smith	$8,914	$218,001	$-	$226,915

Robert C. Stempel	$8,914	$218,001	$-	$226,915
______________

1)
During 2009, non-employee members of the Board were awarded restricted shares on May 12 and August 5. The grant date fair value of the May 12, 2009 awards is equal to the mean between the representative bid and asked prices on the close of business the day immediately prior to the grant date as reported by Pink Sheets LLC. The grant date fair value of the restricted shares awarded on August 5, 2009, represents the mean price per share between the high bid and low asked prices for the Company’s common stock on the grant date as quoted on the over the counter bulletin board (“OTCBB).

2)
At December 31, 2009, non-employee Board members held 141,196 shares of unvested stock awards as follows:  Ms. Smith and Mr. Stempel each held 31,549 shares, Mr. Link held 41,549 shares and Mr. Dozier held 36,549 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDERS MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of June 16, 2010, by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each of the Company’s directors; (iii) each executive officer identified in the Summary Compensation Table; and (iv) all executive officers and directors of the Company as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial ownership(1)		Percent of Class

Common Stock	CAMAC Energy Holdings Ltd.	89,467,120	(2)	62.2%
	c/o CAMAC International Corporation
	1330 Post Oak Blvd., Suite 2200
	Houston, Texas 77056
Common Stock	Dr. Kase Lukman Lawal	89,467,120	(3)	62.2%
	250 East Hartsdale Ave.
	Hartsdale, NY 10530

Common Stock	Frank C. Ingriselli	3,184,821	(4)	2.2%
	250 East Hartsdale Ave.
	Hartsdale, NY 10530

Common Stock	Richard Grigg	1,041,433	(5)	*
	250 East Hartsdale Ave.
	Hartsdale, NY 10530

Common Stock	Jamie Tseng	821,448		*
	250 East Hartsdale Ave.
	Hartsdale, NY 10530

Common Stock	Stephen F. Groth	671,147	(6)	*
	250 East Hartsdale Ave.
	Hartsdale, NY 10530

Common Stock	Heidi Wong	145,000	(7)	*
	250 East Hartsdale Ave.
	Hartsdale, NY 10530

Common Stock	James F. Link, Jr.	126,549		*
	250 East Hartsdale Ave.
	Hartsdale, NY 10530

Common Stock	William E. Dozier	85,704		*
	250 East Hartsdale Ave.
	Hartsdale, NY 10530

Common Stock	John Hofmeister	-		*
	250 East Hartsdale Ave. Hartsdale, NY 10530

Common Stock	Dr. Lee Patrick Brown	-		*
	250 East Hartsdale Ave.
	Hartsdale, NY 10530

Common Stock	Hazel R. O’Leary	-		*
	250 East Hartsdale Ave.
	Hartsdale, NY 10530
Common Stock	Abiola Lawal	84,000		*
	250 East Hartsdale Ave. Hartsdale, NY 10530

Common Stock	All Directors and	93,989,627	(8)	65.2%
	Executive Officers as a Group (9 persons)
______________

*Less than 1%.

1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants or convertible securities that are currently exercisable, or exercisable within 60 days of June 16, 2010, are deemed outstanding for computing the percentage of the person holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

2)
Includes all shares of the Company's Common Stock held directly by CAMAC Energy Holdings Ltd., including all shares of the Company's Common Stock indirectly held by Dr. Kase Lukman Lawal through Dr. Lawal's 27.7% ownership in CAMAC International Limited, which entity indirectly owns 100% of CAMAC Energy Holdings Ltd. as described in footnote 3 below.

3)
Includes all shares of the Company's Common Stock held directly by CAMAC Energy Holdings Ltd. as described in footnote 2 above.  Dr. Lawal owns 27.7% of CAMAC International Limited, which indirectly owns 100% of CAMAC Energy Holdings Ltd.  Dr. Lawal disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all of the reported shares for purposes of Section 16 or for any other purpose.

4)
Includes (i) 2,414,049 shares of the Company’s Common Stock held directly by Mr. Ingriselli, (ii) options exercisable on December 17, 2009 for an aggregate of 46,668 shares of Common Stock pursuant to an option grant exercisable for an aggregate of 80,000 shares of Common Stock of the Company that vests with respect to 13,336 shares on December 17, 2007, and 16,666 shares on December 17 of each year thereafter, (iii) options exercisable on June 8, 2010 for an aggregate of 85,069 shares of Common Stock pursuant to an option grant exercisable for an aggregate of 170,139 shares of Common Stock of the Company that vests with respect to 85,069 shares on June 8, 2010, and 42,535 shares on each of January 8, 2011 and January 8, 2012, (iv) 589,035 shares of the Company’s Common Stock owned by Mr. Ingriselli’s spouse, and (v) 50,000 shares of the Company’s Common Stock owned by Mr. Ingriselli’s son.

5)
Includes (i) 899,850 shares of the Company’s Common Stock held directly by Mr. Grigg, (ii) options exercisable on December 17, 2009 for an aggregate of 7,000 shares of Common Stock pursuant to an option grant exercisable for an aggregate of 10,000 shares of Common Stock of the Company that vests with respect to 5,000 shares on December 17, 2008, 2,000 shares on December 17, 2009 and 2010, and 1,000 shares on December 17, 2011, (iii) options exercisable for 120,000 shares of Common Stock pursuant to an option exercisable for an aggregate of 240,000 shares of Common Stock of the Company that vests with respect to 120,000 shares on December 9, 2009, 48,000 shares on December 9, 2010 and 2011, and 24,000 shares on December 9, 2012,and (iv) options exercisable on June 8, 2010 for an aggregate of 14,583 shares of Common Stock pursuant to an option grant exercisable for an aggregate of 29,167 shares of Common Stock of the Company that vests with respect to 14,583 shares on June 8, 2010, and 7,292 shares on each of January 8, 2011 and January 8, 2012.

6)
Includes (i) 251,017 shares of the Company’s Common Stock held directly by Mr. Groth, (ii) options exercisable on May 24, 2010 for an aggregate of 36,000 shares of Common Stock pursuant to an option grant exercisable for an aggregate of 40,000 shares of Common Stock of the Company that vests with respect to 3,334 shares on December 17, 2007, 16,666 shares on December 17, 2008, 8,000 shares on December 17, 2009, and 8,000 shares on May 24, 2010 (the 4,000 options originally due to vest on December 17, 2011were forfeited upon Mr. Groth’s retirement), (iii) options exercisable on May 24, 2010 for an aggregate of 20,052 shares of Common Stock pursuant to an option grant exercisable for an aggregate of 40,104 shares of Common Stock of the Company (options originally scheduled to vest with respect to 10,026 shares on each of January 8, 2011 and January 8, 2012 were forfeited upon Mr. Groth’s retirement), and (iv) 364,078  shares of the Company’s Common Stock owned by Mr. Groth’s spouse.

7)
Includes (i) 95,000 shares of the Company’s Common Stock held directly by Ms. Wong, and (ii) options exercisable for 50,000 shares of Common Stock pursuant to an option exercisable for an aggregate of 100,000 shares of Common Stock of the Company that vests with respect to 50,000 shares on December 9, 2009, 20,000 shares on December 9, 2010 and 2011, and 10,000 shares on December 9, 2012.

8)
Includes all shares of the Company’s Common Stock, immediately exercisable warrants to purchase Company Common Stock, and options to purchase Company Common Stock exercisable within sixty (60) days of June 16, 2010, beneficially owned or held by (i) Messrs. Ingriselli who served as Chief Executive Officer of the Company during the last completed fiscal year, (ii) Messrs. Hofmeister, Brown, Dozier, and Link, and Ms. O’Leary, who currently serve as directors of the Company, (iii) Mr. Richard Grigg and Mr. Abiola Lawal, who currently serve as executive officers of the Company, and (iv) CAMAC Energy Holdings Ltd., which is 100% indirectly owned by CAMAC International Limited, 27.7% of which is owned by Dr. Lawal.  Dr. Lawal disclaims beneficial ownership of the securities owned by CAMAC Energy Holdings Ltd. except to the extent of his pecuniary interest therein, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all the reported shares for purposes of Section 16 or for any other purpose.

Equity Compensation Plan Information

The following table sets forth all compensation plans previously approved by the Company’s security holders and all compensation plans not previously approved by the Company’s security holders as of December 31, 2009, which non-approved compensation plans were assumed by the Company in connection with the mergers of ADS and IMPCO into the Company in May 2007:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)(3)	4,268,013	$2.00	(4)	5,013,375
		$1.30	(5)
Equity compensation plans not approved by security holders (2)	755,200	$.56		-
Total	5,023,213			5,013,375
______________

(1)	Includes the 2007 Stock Plan and 2009 Equity Incentive Plan. On July 21, 2009 the Company and its stockholders approved the 2009 Equity Incentive Plan.

(2)	Represents individual compensation arrangements entered into between the Company and certain employees and consultants in September 2006 for options exercisable for Common Stock.

(3)	Includes remaining warrants exercisable for 1,460,888 shares of Common Stock, originally issued on May 7, 2007 to placement agents, for which issuance was approved by stockholders of the Company.

(4)	The weighted average exercise price of stock options.

(5)	The weighted average exercise price of stock warrants.

Changes in Control

There are currently no arrangements which may result in a change in control of the Company.

CHANGES IN CONTROL

On April 7, 2010, the Company announced that it had closed its previously announced acquisition of all of the interests (the “Contract Rights”) held by CAMAC Energy Holdings Limited (“CEHL”) and certain of its affiliates (the “CAMAC Group”) in a Production Sharing Contract (the “PSC”) with respect to an oilfield asset known as the Oyo Field (the “Oyo Field”).  Following consummation of the transaction, the Company changed its name to CAMAC Energy Inc. and its stock ticker symbol.  The Company’s shares have subsequently traded on the NYSE Amex under the symbol “CAK.”

As consideration for the Contract Rights, the Company paid CEHL $32 million in cash consideration (the “Cash Consideration”) and issued to CEHL 89,467,120 shares of Company Common Stock, par value $0.001, representing approximately 62.74% of the Company’s issued and outstanding Common Stock at closing (the “Consideration Shares”).  In addition, if certain issued and outstanding warrants and options exercisable for an aggregate of 7,991,948 shares of Company Common Stock are exercised following the closing, then the Company is obligated to issue up to an additional 13,457,188 Consideration Shares to CEHL to maintain its 62.74% interest in the Company.  As additional Cash Consideration, the Company agreed to pay CEHL $6.84 million on the earlier of sufficient receipt of oil proceeds from the Oyo Field or six months from the closing date.

In connection with the closing on April 7, 2010, the Company’s Board of Directors was expanded from five members to seven members, with CEHL having the right to initially designate four of the seven members.   CAMAC has agreed, for a one-year period following the closing date, to vote its Consideration Shares in favor of electing or removing the remaining three directors nominated by the Company, provided that any persons nominated by the Company must be reasonably acceptable to a majority of the Board of Directors or a majority of the members of the nominating and corporate governance committee.

On April 7, 2010, Mr. Robert Stempel and Ms. Elizabeth Smith resigned from the Company’s Board of Directors.  Neither Mr. Stempel nor Ms. Smith resigned as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  The four vacancies created by these resignations and expansion of the Board of Directors have been filled by the appointment of the following individuals as nominated by CAMAC: Dr. Kase Lukman Lawal, John Hofmeister, Dr. Lee Patrick Brown, and Hazel O’Leary.

In connection with the acquisition of the Contract Rights on April 7, 2010, a change of control of the Company occurred upon the issuance to CAMAC of Consideration Shares representing approximately 62.74% of the Company’s issued and outstanding Common Stock.  As a result of its controlling interest in the Company, CAMAC will have the ability to approve any matter submitted to the Company’s stockholders where a simple majority vote is required to obtain stockholder approval, whether such action is sought through a special or annual meeting or through written consent.  Additionally, CAMAC currently owns and controls enough shares to elect or remove the Company’s directors at stockholder meetings, subject to the contractual restrictions described above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 and rules promulgated thereunder, the Company’s directors, executive officers, and any person holding beneficially more than 10% of the Company’s common stock are required to report their ownership of the Company’s securities and any changes in that ownership to the Securities and Exchange Commission and to file copies of the reports with the Company.   Specific due dates for these reports have been established, and the Company is required to report any failures to file by these dates during the last fiscal year.

Based upon a review of filings with the SEC and written representations that no other reports were required, the Company believes that all of its directors, executive officers and persons owning more than 10% of the Company’s common stock complied during the year ended December 31, 2009 with the reporting requirements of Section 16(a) of the Exchange Act.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors (the “Board”) is responsible for establishing broad corporate policies and monitoring the overall performance of the Company.  It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board are kept informed of the Company’s business by participating in Board and Committee meetings, by reviewing analyses and reports, and through discussions with the Chairman and other officers.

There are currently seven directors serving on the Board.  At the Meeting, seven directors will be elected, each to hold office until the next Annual Meeting of Stockholders or his or her earlier death or resignation or until his or her successor, if any, is elected or appointed.  The individuals who have been nominated for election to the Board at the Meeting are listed in the table below.  Each of the nominees is a current director of the Company.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for the office of Director at the time of the Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly.  The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director.  The seven nominees for election as directors are uncontested.  In uncontested elections, directors are elected by a plurality of the votes cast at the meeting.

Director Selection

As provided in its charter, the Nominating and Corporate Governance Committee of the Company’s Board of Directors is responsible for identifying individuals qualified to become Board members and recommending to the Board nominees for election as directors.  The Nominating and Corporate Governance Committee considers recommendations for director nominees, including those submitted by the Company’s stockholders, on the bases described below.  Stockholders may recommend nominees by writing to the Nominating and Corporate Governance Committee c/o the Corporate Secretary, CAMAC Energy Inc., 250 East Hartsdale Ave., Suite 47, Hartsdale, New York 10530.  Stockholder recommendations will be promptly provided to the Chairman of the Nominating and Corporate Governance Committee.  As director candidates recommended by stockholders are evaluated in the same manner as candidates recommended by a Board member, management or a third party, the Board has not deemed it necessary to adopt a separate policy regarding consideration of candidates recommended by stockholders.   To be considered by the Nominating and Corporate Governance Committee for inclusion in the proxy for the 2011 Annual Meeting, recommendations must be received by the Corporate Secretary of the Company not later than the close of business on February 24, 2011.

Nominations of persons for election to our Board and the proposal of business to be considered by the stockholders may be made at any annual meeting of stockholders only (i) pursuant to our notice of meeting (or any supplement thereto), (ii) by or at the direction of our Board, or (iii) by any stockholder of our Company (A) who is a stockholder of record on the date the stockholder’s notice is delivered to our Corporate Secretary and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (B) who complies with the applicable notice procedures set forth in our Bylaws.  For nominations or other business to be properly made by a stockholder at an annual meeting in accordance with our Bylaws, such stockholder must have given timely notice thereof in proper written form to our Corporate Secretary and any such proposed business other than the nomination of persons for election to our Board must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not later than ninety (90) days nor earlier than one hundred twenty (120) days prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, a stockholder’s notice shall also be considered timely if it is so delivered not earlier than one hundred twenty (120) days prior to such annual meeting, nor later than the later of ninety (90) days prior to such annual meeting or ten (10) days after the day on which public announcement of the date of such meeting was first made. All notices shall be received by our Corporate Secretary by the close of business on the specified date to be deemed to have been delivered on that date.

In identifying and evaluating nominees, the Nominating and Corporate Governance Committee may consult with the other Board members, management, consultants, and other individuals likely to possess an understanding of the Company’s business and knowledge of suitable candidates.  In making its recommendations, the Nominating and Corporate Governance Committee assesses the requisite skills and qualifications of nominees and the composition of the Board as a whole in the context of the Board's criteria and needs.  In evaluating the suitability of individual board members, the Nominating and Corporate Governance Committee may take into account many factors, including education, reputation, experience, independence, leadership qualities, personal integrity, and such other criteria as the Committee deems relevant.  The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company's business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience.  In addition, as an NYSE Amex-listed company, the Company must comply with the independent director requirements of NYSE Amex, LLC.  The Nominating and Corporate Governance Committee, therefore, also ensures that not less than a majority of directors shall satisfy the NYSE Amex, LLC independence requirements.  For information about the specific minimum qualifications, qualities and skills that the Nominating and Corporate Governance Committee believes must be met by its director nominees, see “Corporate Governance – Director Qualifications” above.

The Board of Directors recommends a vote FOR the election of the nominees listed below.

NOMINEES

The names, the positions with the Company and the ages as of the Record Date of the individuals who are our nominees for election as directors are:

Name	Age	Position/s	Director Since

Frank C. Ingriselli	56	President, Chief Executive Officer and Director	May 2007

Dr. Kase Lukman Lawal	55	Chairman and Director	April 2010

Dr. Lee Patrick Brown	72	Director	April 2010

William E. Dozier	57	Director	May 2009

John Hofmeister	62	Director	April 2010

James F. Link, Jr	65	Director	July 2008

Hazel R. O’Leary	73	Director	April 2010

For information as to the shares of the Common Stock held by each nominee, see “Securities Ownership of Certain Beneficial Owners and Management,” which starts on page 49 of this Proxy Statement.  See “Directors and Executive Officers” above for biographical summaries for each of our director nominees.

All directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified.  Other than as described below, there are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions.  No nominee, member of the board of directors or executive officer is related to any other nominee, member of the board of directors or executive officer.

Each of our directors who are not executive officers and who are standing for election for the first time, Dr. Kase Lukman Lawal, Dr. Lee Patrick Brown, John Hofmeister, and Hazel R. O’Leary, were recommended by our majority security holder, CAMAC Energy Holdings Limited.

Pursuant to that certain Purchase and Sale Agreement, dated November 18, 2009, as amended March 4, 2010 (the “Purchase Agreement”), between the Company, CAMAC Energy Holdings Limited and certain of its affiliates (“CAMAC”), CAMAC has agreed, for a one-year period following the closing of the transactions contemplated under the Purchase Agreement, to appear in person (through a representative) or by proxy at any annual or special meeting of the Company’s stockholders to vote the shares it receives in consideration for the contract rights acquired by the Company under the Purchase Agreement in favor of electing or removing directors nominated by Frank C. Ingriselli as “PAPI Representative,” provided that any persons nominated by the PAPI Representative must be reasonably acceptable to a majority of the Board of Directors or a majority of the members of the Nominating and Corporate Governance Committee of the Company’s Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Since the beginning of the Company’s last fiscal year, the Company has been or is currently a participant in the following material transactions with related persons:

•
Financial Advisory Agreement – The Company was a party to an Advisory Agreement, effective December 1, 2006 (“CMCP Advisory Agreement”), and terminated effective June 10, 2009, with Cagan McAfee Capital Partners, LLC (“CMCP”), pursuant to which CMCP provided certain financial advisory and management consulting services to the Company in exchange for a monthly advisory fee of $9,500 payable to CMCP.  In addition, the CMCP Advisory Agreement obligates the Company to indemnify CMCP against certain liabilities in connection with the engagement of CMCP under the CMCP Advisory Agreement.  Laird Q. Cagan, the Managing Director and 50% owner of CMCP, served as a member of the Company’s Board of Directors from May 2007 to May 2009, and was a former holder of more than 5 percent of the beneficial ownership of the Company.

•
Public Relations Agreement – In March 2005, the Company engaged Liviakis Financial Communications, Inc. as its public relations firm pursuant to a Consulting Agreement, as amended on April 22, 2009, that expires on May 7, 2011 (“Liviakis Consulting Agreement”), and John Liviakis, a former holder of more than 5 percent of the beneficial ownership of the Company, is the sole shareholder, President and Chief Executive Officer of Liviakis Financial Communications, Inc.  Pursuant to the Liviakis Consulting Agreement, as amended, and as sole compensation thereunder, Liviakis Financial Communications, Inc. and an employee thereof were issued an aggregate of 2,119,000 shares of the Company’s Common Stock.

•
SG&E Share Exchange – On March 2, 2009, the Company entered into a Subscription Agreement for Shares (“Grigg Subscription Agreement”) with Richard Grigg, the Company’s Senior Vice President and Managing Director, pursuant to which Mr. Grigg purchased 970,000 shares of the Company’s Common Stock (the “Company Shares”) in exchange for 3,825,000 shares of Ordinary Fully Paid Shares (the “SG&E Shares”) of Sino Gas & Energy Holdings Limited, a privately-held company incorporated in Western Australia (“SG&E”) engaged in the exploration and development of coalbed methane and unconventional gas projects in China.  The SG&E Shares represent approximately a 3.5% ownership interest in SG&E, and represented full consideration for the issuance of the Company Shares to Mr. Grigg as determined by the Board of Directors as being a fair and equivalent exchange of economic interests and payment of fair market value for the Company Shares based on a number of factors.  Mr. Grigg was formerly an employee and founding member of SG&E before joining the Company in October 2007.  Given that the Company is considering a number of possible transactions that may involve SG&E as a partner or party, which transactions Mr. Grigg may be instrumental in negotiating and overseeing, the Company believed that it was in the best interests of the Company and its stockholders to exchange Mr. Grigg’s SG&E Shares for the Company Shares in order to eliminate potential conflicts of interest on the part of Mr. Grigg and to further align Mr. Grigg’s interests with those of the Company.

•
Consulting Agreement with KKSH – On January 27, 2009, the Company revised the terms of its employment relationship with Richard Grigg, the Company’s Senior Vice President and Managing Director, by entering into two separate agreements pursuant to which Richard Grigg currently performs services to the Company:   (i) an Amended and Restated Employment Agreement, dated January 27, 2009 (the “Amended Grigg Employment Agreement”), entered into directly with Richard Grigg that governs the employment of Mr. Grigg in the capacity of Managing Director of the Company and covers services provided by Mr. Grigg to the Company within the PRC; and (ii) a Contract of Engagement, dated January 27, 2009 (“KKSH Contract of Engagement”), entered into with KKSH Holdings Ltd. (“KKSH”), a company registered in the British Virgin Islands in which Mr. Grigg holds a minority interest and on whose board of directors Mr. Grigg sits, which agreement governs the provision of services related to the development and management of business opportunities for the Company outside of the PRC by Mr. Grigg through KKSH.  The basic fee for the services provided under the KKSH Contract of Engagement is 919,000 RMB (approximately $135,000) per year, to be prorated and paid monthly and subject to annual review and increase upon mutual agreement by the Company and KKSH.  Pursuant to the KKSH Contract of Engagement, the Company shall also provide Mr. Grigg with medical benefits and life insurance coverage, and pay KKSH an annual performance-based bonus award targeted at between 54% and 72% of the basic fee, awardable in the discretion of the Company’s Board of Directors.  In addition, in the event the Company terminates the KKSH Contract of Engagement without Cause (as defined in the KKSH Contract of Engagement), the Company must pay to KKSH a lump sum amount equal to 215% of the then-current annual basic fee.

•
Consulting Agreement with Jamie Tseng – The Company was a party to a consulting agreement, dated November 8, 2005, with Jamie Tseng, the Company’s Executive Vice President (“Tseng Consulting Agreement”), which was assigned on September 1, 2006 by Mr. Tseng to Golden Ring International Consultants Limited, a British Virgin Islands registered company wholly-owned and controlled by Mr. Tseng, and which was later superseded in its entirety effective January 1, 2009 by that certain Employment Agreement, dated April 22, 2009 and effective January 1, 2009, entered into by and between the Company and Mr. Tseng.  Pursuant to the Tseng Consulting Agreement, Mr. Tseng served in the role of Executive Vice President to the Company from November 2005 to January 15, 2010, for a monthly fee of $11,667, plus reasonable expenses incurred in carrying out the services required thereunder.  Effective January 15, 2010, Mr. Tseng retired from the Company and no longer serves as an officer, employee or consultant to the Company.

•	Indemnification Agreements – The Company has entered into a stockholder-approved Indemnification Agreement with all of its current officers and directors.

•
Chemical Sales Agent Arrangement – During the third quarter of 2009, the Company conducted the finished chemicals business of its Chinese joint venture company Beijing Dong Fang Technology Service Company Limited (“Dong Fang”) through an arrangement with Tongsheng, a subsidiary of the family owned business of Mr. Li Xiangdong (“LXD”). Upon the incorporation of Dong Fang in China on September 24, 2009, LXD became a 24.5% interest owner of Dong Fang. This arrangement with Tongsheng was necessary because, pending the incorporation of Dong Fang, the Company was not licensed in China to purchase, blend or sell chemicals.  Under the arrangement with Tongsheng (the “Tongsheng Arrangement”), Tongsheng manufactured specialty blends of chemicals using technology developed by LXD and sold the finished product to customers of the Company. The patent rights and related technology for the specialty chemicals and processes were contributed to Dong Fang by LXD following the formation of Dong Fang. Tongsheng collected and remitted to the Company revenues collected in advance of delivery of product to the customer and billed the Company for the related costs. The arrangement has also continued subsequent to the incorporation of Dong Fang because the required permits and government approvals to manufacture finished chemicals by blending are still pending.

•
Agreements with CAMAC Energy Holdings Limited and Affiliates Thereof – In connection with the April 7, 2010 closing of the Company's acquisition of all of the interests (the “Contract Rights”) held by CAMAC Energy Holdings Limited (“CEHL”) and certain of its affiliates (collectively, “CAMAC”) in a Production Sharing Contract (“PSC”) with respect to an oilfield asset known as the Oyo Field, as disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2010, the Company entered into a number of agreements with CAMAC. Dr. Kase Lawal, a member of the Company’s Board of Directors, is the Chairman and Chief Executive Officer of CAMAC.  Dr. Lawal also owns 27.7% of CAMAC International Limited, which indirectly owns 100% of CEHL.  As a result, Dr. Lawal may be deemed to have an indirect material interest in the following agreements:

•
Technical Services Agreement.  On April 7, 2010, CAMAC entered into a technical services agreement with the Company to provide the Company with certain technical services with respect to the Oyo Field.  In consideration for these services, the Company will pay CAMAC (i) an initial monthly service fee of $400,000 per month for the initial three months, plus out-of-pocket expenses, commencing immediately following the closing, with the monthly service fee to be negotiated after the initial three months, and (ii) $1.6 million for service-related expenses incurred by CAMAC prior to the closing, due and payable from proceeds received by the Company under the PSC following the closing.  The technical service agreement has an initial term of five years, but is terminable upon 30 days’ prior written notice by the Company.

•
Right of First Refusal Agreement. On April 7, 2010, the Company and CAMAC entered into a Right of First Refusal Agreement, pursuant to which, for a period of five years following the closing, CAMAC has granted to the Company a right of first refusal with respect to any and all licenses, leases and other contract rights for the exploration or production of oil or natural gas currently held by or hereafter acquired by or arising and inuring to CAMAC that CAMAC offers for sale, transfer, license or other disposition, other than such sales that occur in the ordinary course of business, subject to certain terms and conditions as set forth therein.

•
Oyo Field Supplemental Agreement.  On April 7, 2010, CEHL, Allied Energy PLC, a wholly-owned subsidiary of CEHL (“Allied”), and CAMAC Petroleum Limited, the Company’s wholly-owned Nigerian subsidiary (“CPL”), entered into the Oyo Field Agreement (the “Supplemental Agreement”) to provide certain management rights as it relates to the Contract Rights.  In addition, the parties agreed that if any non-Oyo Field operating costs incurred prior to the date of the Supplemental Agreement exceed $80,000,000, then Allied shall indemnify CPL for any decrease in CPL’s allocation of “profit oil” and “cost oil” from the Oyo Field from what would have otherwise been allocated to CPL in the absence of such prior non-Oyo Field operating costs in excess of $80,000,000.  The Supplemental Agreement also provides that CAMAC will indemnify CPL for any negative effect on CPL’s share of “profit oil” in certain circumstances.  The Supplemental Agreement expires when the Oyo Field has been abandoned and all applicable filing and reporting requirements relating to CPL’s interest in the Oyo Field have been satisfied or are no longer applicable.

•
Registration Rights Agreement.  On April 7, 2010, the Company and CAMAC entered into a Registration Rights Agreement, pursuant to which the Company shall prepare and file with the SEC a registration statement on Form S-3 covering the resale of the shares of Company Common Stock issued by the Company to CAMAC in consideration for the Contract Rights (the “Consideration Shares”), in addition to providing unlimited “piggyback” registration rights to CAMAC with respect to the Consideration Shares, in each case, subject to certain limitations and conditions.  If any Consideration Shares are not covered by a registration statement within 18 months following the closing date, then the Company shall pay liquidated damages to CAMAC.  The Company filed a registration statement on Form S-3 covering the resale of 89,467,120 Consideration Shares on May 21, 2010, which became effective on June 4, 2010.

•
Secondment of Mr. Abiola Lawal to the Company – Mr. Abiola Lawal, the Company's Interim Chief Financial Officer, serves the Company on a full-time basis pursuant to a secondment from CAMAC International Corporation ("CIC"), Mr. Abiola Lawal's employer (the "Secondment").  Mr. Abiola Lawal remains an employee of CIC, who is contracting his services to the Company pursuant to the Secondment on a month-to-month basis.  The Company's Chairman and Director, Dr. Kase Lawal, is also a minority shareholder and director of CIC, as well as an indirect shareholder and control person of CEHL.  In addition to being a shareholder of CIC, Dr. Kase Lawal is the Chairman and CEO of that company, and is also a director of CAMAC International Ltd. (“CIL”) and CEHL.  Mr. Abiola Lawal and Dr. Kase Lawal have no familial relationship.  CIC represents the interests of CEHL and other entities affiliated with CIL (collectively, “CAMAC Entities”), providing technical, administrative, and other assistance to the CAMAC Entities in the United States and overseas.  Although some of the shareholders of CIC, including Dr. Kase Lawal, also own shares of the CAMAC Entities, the majority ownership of CIC and CIL are different.   Pursuant to the Secondment, the Company has assumed and pays to CIC directly all compensation and related overhead expenses with respect to Mr. Abiola Lawal's employment, benefits, and related taxes and fees paid by CIC with respect to his employment by CIC.  During the term of Mr. Abiola Lawal's service to the Company pursuant to the Secondment, he no longer serves as an executive officer of CIC or any party related to CIC or any of the CAMAC Entities.

On August 15, 2007, the Company adopted a Code of Ethics and Business Conduct (the “Code”) applicable to the Company’s Chief Executive Officer, Chief Financial Officer and all other employees, the text of which has been posted on the Company’s website (www.camacenergy.com).  Among other provisions, the Code provides that all officers, directors and employees shall avoid all conflicts of interest or improper or unlawful conduct and even the appearance thereof, and, further, that only the Board of Directors of the Company may waive a conflict of interest or any other non-compliance with the Code.  Although the Company has not adopted a formal policy that covers the review and approval of related party transactions by the Board, in accordance with the Code and Section 144 of the Delaware General Corporation Law, it is the practice of the Board of Directors to review each contract or transaction between the Company and its directors, officers or employees, including the material facts as to the relationship or interest and as to the contract or transaction, determine in good faith whether such contract or transaction is fair as to the Company, and to approve or ratify such contract or transaction if the Board of Directors determines the contract or transaction to be fair as to the Company and in good faith authorizes the contract or transaction by affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum.

Other than the Liviakis Consulting Agreement, the Grigg Subscription Agreement, the KKSH Contract of Engagement, the Agreements with CAMAC, and the Company’s form of Indemnification Agreement, which were each approved by the Company’s Board of Directors, neither the CMCP Advisory Agreement nor the Tseng Consulting Agreement have been directly approved by the Company’s Board of Directors, although the Company’s Board of Directors did approve the mergers of ADS and IMPCO into the Company in May 2007 pursuant to which these agreements were assumed by the Company from ADS and IMPCO. In addition, (i) while the Tongsheng Arrangement was not directly approved by the Company’s Board of Directors, the Company’s Board of Directors did approve the acquisition of the EORP technology, the formation of Dong Fang, and transactions related thereto and in furtherance thereof, and (ii) while the Secondment was not directly approved by the Company’s Board of Directors, the Company’s Board of Directors did approve the financial terms of Mr. Abiola’s secondment from CIC.  Additionally, the Board of Managers of ADS approved the CMCP Advisory Agreement prior to the consummation of the merger of ADS into the Company in May 2007, and the Managers of IMPCO approved the Tseng Consulting Agreement prior to the consummation of the merger of IMPCO into the Company in May 2007.

Director Independence

The Board has determined that the majority of the Board is comprised of “independent directors” within the meaning of applicable NYSE Amex listing standards relating to Board composition and Section 301 of the Sarbanes-Oxley Act of 2002. Our independent directors are:  John Hofmeister, Dr. Lee Patrick Brown, Hazel R. O’Leary, James F. Link, Jr. and William E. Dozier.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected RBSM LLP (“RBSM”) to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010.  RBSM was the Company’s independent registered public accounting firm for the fiscal years ending December 31, 2009 and 2008.

We are asking our stockholders to ratify the selection of RBSM as our independent registered public accounting firm.  Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of RBSM to our stockholders for ratification as a matter of good corporate practice.  In the event our stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment.

The Company has been advised by RBSM that neither the firm nor any of its associates had any relationship with the Company other than the usual relationship that exists between independent registered public accountant firms and their clients during the last fiscal year.  Representatives of RBSM will be available via teleconference during the Meeting, at which time they may make any statement they consider appropriate and will respond to appropriate questions raised at the Meeting.

Independent Registered Public Accounting Firm’s Fees

RBSM examined, as independent auditors, the financial statements of the Company for the years ended December 31, 2008 and 2009.  The following table shows the fees billed to us by RBSM for the audit and other services rendered by RBSM during fiscal 2008 and 2009.  The Company’s Audit Committee has determined that the non-audit services rendered by RBSM were compatible with maintaining RBSM’s independence.

	2008	2009
Audit Fees (1)	$143,562	$127,936
Audit-Related Fees (2)	-	1,921
Tax Fees	9,843	4,725
Total	$153,405	$134,582
______________

1)
Audit fees represent fees for professional services provided in connection with the audit of our financial statements and internal controls over financial reporting and review of our quarterly financial statements, as well as audit services provided in connection with other statutory or regulatory filings.

2)	Audit-related fees consisted primarily of accounting consultations.

Pre-Approval Policies and Procedures

All audit-related and other services rendered by RBSM were pre-approved by the Board of Directors, serving as the Company’s Audit Committee or with respect to services rendered after its formation in July 2008, by the Audit Committee, before RBSM was engaged to render such services.  It is the Audit Committee’s standard practice to require pre-approval by the Committee of all audit, audit-related, tax and other services rendered by RBSM.  The Audit Committee is solely responsible for selecting, hiring and replacing external auditors. The Committee also pre-approves fees for both audit and non audit services. In reaching decisions on these matters, the Committee confirms the independence of the external auditors and whether the services to be provided are permissible under applicable rules and regulations. The Committee evaluates the competency of the external audit firm and assesses its fee schedule for reasonableness.

The Board of Directors recommends a vote FOR ratification of the selection of RBSM as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

GENERAL

At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote proxies received in accordance with their judgment on such matters.

STOCKHOLDER COMMUNICATIONS

The Company has a process for stockholders who wish to communicate with the Board of Directors.  Stockholders who wish to communicate with the Board may write to it at the following address:

Board of Directors
CAMAC Energy Inc.
250 East Hartsdale Ave., Suite 47
Hartsdale, New York 10530

These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board.  The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Corporate Secretary of CAMAC Energy Inc. at 250 East Hartsdale Ave., Suite 47, Hartsdale, New York 10530, no later than the close of business on February 24, 2011.  A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC and our Bylaws will not be included.  The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.  If the date of next year’s annual meeting is more than 30 days before the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and send our proxy materials. Such proposals also will need to comply with Rule 14a-8 and our Bylaws regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Other than nominations proposed in accordance with Rule 14a-8 under the Exchange Act, nominations of persons for election to our Board of Directors and the proposal of business to be considered by the stockholders may be made at any annual meeting of stockholders only (i) pursuant to our notice of meeting (or any supplement thereto), (ii) by or at the direction of our Board of Directors, or (iii) by any stockholder of our Company (A) who is a stockholder of record on the date the stockholder’s notice is delivered to our Corporate Secretary and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (B) who complies with the applicable notice procedures set forth in our Bylaws.  For nominations or other business to be properly made by a stockholder at an annual meeting in accordance with our Bylaws, such stockholder must have given timely notice thereof in proper written form to our Corporate Secretary and any such proposed business other than the nomination of persons for election to our Board of Directors must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not later than ninety (90) days nor earlier than one hundred twenty (120) days prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, a stockholder’s notice shall also be considered timely if it is so delivered not earlier than one hundred twenty (120) days prior to such annual meeting, nor later than the later of ninety (90) days prior to such annual meeting or ten (10) days after the day on which public announcement of the date of such meeting was first made. All notices shall be received by our Corporate Secretary by the close of business on the specified date to be deemed to have been delivered on that date.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our Annual Report on Form 10-K with any amendments thereto, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year.  Such written requests should be directed to our Corporate Secretary, at our address listed on the top of page one of this Proxy Statement.  A copy of our Annual Report on Form 10-K, and any amendments thereto, is also made available on our website after it is filed with the SEC, and the Company’s Proxy Statement and 2009 Annual Report are available for viewing online at https://www.iproxydirect.com/CAK.

OTHER INFORMATION

The Report of the Compensation Committee and the Report of the Audit Committee set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, they shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting other than the election of directors and the ratification of the appointment of the accountants of the Company.  Should any other matters be properly presented, it is intended that any proxies received will be voted in accordance with the best judgment of the persons voting the proxies.

By Order of the Board of Directors

June 16, 2010	By:
Frank C. Ingriselli
Chief Executive Officer and President

APPENDIX A

PACIFIC ASIA PETROLEUM, INC.

AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

AUDIT COMMITTEE REPORT

February 24, 2010
_______________________________________________________

The Audit Committee of the Board of Directors has furnished the following report:

As noted in the Audit Committee’s charter, management of Pacific Asia Petroleum, Inc. (the “Company”) is responsible for preparing the Company’s financial statements. The company’s independent registered public accounting firm is responsible for auditing the financial statements. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities.  The Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

The Committee has reviewed and discussed with management and the independent accounting firm, as appropriate, (1) the audited financial statements and (2) management’s report on internal control over financial reporting and the independent accounting firm’s related opinions.

The Committee has discussed with the independent registered public accounting firm, RBSM LLP, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board.

The Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with RBSM LLP the firm’s independence.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2009 for filing with the SEC.

James F. Link, Jr.                                           Robert C. Stempel                                           Elizabeth P. Smith

A-1

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – JULY 29, 2010

CONTROL ID:
REQUEST ID:

The undersigned stockholder of CAMAC ENERGY INC., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated June 16, 2010, and hereby constitutes and appoints Frank C. Ingriselli, Corporate Chief Executive Officer, and Clark R. Moore, Corporate Secretary, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2010 Annual Meeting of Stockholders to be held on July 29, 2010, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

VOTING INSTRUCTIONS
If you vote by fax or Internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/CAK
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF CAMAC ENERGY INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1	To elect members to our Board of Directors.	à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
			☐	☐
	01) Frank C. Ingriselli				☐
	02) Dr. Kase Lukman Lawal				☐	CONTROL ID:
	03) Dr. Lee Patrick Brown				☐	REQUEST ID:
	04) William E. Dozier				☐
	05) John Hofmeister				☐
	06) James F. Link, Jr.				☐
	07) Hazel R. O’Leary				☐
☐

Proposal 2	Approve the ratification of RBSM LLP as the Company’s independent registered public accounting firm for fiscal year 2010.	à	FOR	AGAINST	ABSTAIN
			☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE   □
New Address (if applicable):
________________________
________________________
________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2010

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, AND FOR THE RATIFICATION OF THE SELECTION OF RBSM LLP, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.  IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED JUNE 16, 2010 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL ITEMS.
(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)